                                                                   EXHIBIT 10.11


                                MERGER AGREEMENT


                                     BETWEEN


                   AMERICAN FINANCIAL ACQUISITION CORPORATION


                                       AND


                             CIRCLE INVESTORS, INC.


                                March 8, 1996

                                TABLE OF CONTENTS


SECTION                                                                     PAGE
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
List of Annexes, Exhibits and Schedules                                       v

1.   DEFINITIONS                                                              1

2.   MERGER; CLOSING; TRANSFERS                                               1
     (a)  Merger                                                              1
     (b)  Merger Consideration                                                2
     (c)  The Closing                                                         2
     (d)  Actions at the Closing                                              2
     (e)  Effects of the Merger                                               2
          (i)     General                                                     3
          (ii)    Articles of Incorporation.                                  3
          (iii)   Bylaws                                                      3
          (iv)    Directors and Officers                                      3
          (v)     Conversion of Newco Shares                                  3
          (vi)    Conversion of Capital Stock of CAC                          3
     (f)  Contributions to Newco                                              3
     (g)  Excluded Asset Transfers                                            4
     (h)  Investment Real Estate of AFL                                       4

3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION                4
     (a)  Representations and Warranties of AFAC and Newco                    4
          (i)     Authorization, Execution and Delivery                       4
          (ii)    Noncontravention - AFAC                                     5
          (iii)   Required Consents                                           5
          (iv)    Organization, Standing and Authority of AFAC                5
          (v)     Brokerage                                                   5
     (b)  Representations and Warranties of Circle and CAC                    5
          (i)     Authorization, Execution and Delivery                       5
          (ii)    Noncontravention - Circle/CAC                               6
          (iii)   Required Consents                                           6
          (iv)    Organization, Standing and Authority of Circle and CAC      6
          (v)     Company Shares Not Registered                               7
          (vi)    Brokerage                                                   7

4.   REPRESENTATIONS AND WARRANTIES CONCERNING NEWCO, THE COMPANY AND ITS
     SUBSIDIARIES                                                             7
     (a)  Organization, Standing and Authority; Subsidiaries                  7
     (b)  Licenses                                                            7
     (c)  Noncontravention                                                    8
     (d)  Actions and Proceedings                                             8
     (e)  Outstanding Capital Stock of Newco, the Company and its
          Subsidiaries                                                        9
     (f)  Title to the Company Shares and Subsidiary Stock                    9
     (g)  Options or Other Rights                                             9
     (h)  Corporate Records                                                   9
     (i)  Insurance Annual Statements; Financial Statements                  10
     (j)  Absence of Liabilities and Obligations                             11
     (k)  [OMITTED]                                                          11
     (l)  No Material Adverse Change                                         11
     (m)  Compliance with Laws                                               11
     (n)  Property                                                           12
     (o)  Intellectual Property                                              13
     (p)  Contracts and Other Agreements                                     14
     (q)  Employment Benefits                                                14
     (r)  Employees                                                          17
     (s)  Agents                                                             18

SECTION                                                                     PAGE
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
     (t)  Operations                                                         18
     (u)  State Security Deposits                                            19
     (v)  Powers of Attorney                                                 19
     (w)  Insurance                                                          19
     (x)  Intercompany Arrangements                                          19
     (y)  Tax Matters.                                                       19
     (z)  Tax Status of Insurance/Annuity Products                           21
     (aa) Guaranty Fund Payments                                             21
     (bb) NALICO-TX; Guardian                                                22
     (cc) Environmental Matters                                              22
     (dd) Bank Accounts                                                      22
     (ee) Brokerage                                                          22
     (ff) Underwriting Standards and Ratings                                 22
     (gg) No Misrepresentations                                              23

5.   REPRESENTATIONS AND WARRANTIES OF CIRCLE WITH RESPECT TO CIRCLE AND
     ITS SUBSIDIARIES                                                        23
     (a)  Organization, Standing and Authority; Subsidiaries                 23
     (b)  Licenses                                                           23
     (c)  Noncontravention                                                   24
     (d)  Actions and Proceedings                                            24
     (e)  Outstanding Capital Stock of Circle and its Subsidiaries           24
     (f)  Title to the Subsidiary Stock                                      25
     (g)  Options or Other Rights                                            25
     (h)  Capitalization of Circle at Effective Time                         25
     (i)  Corporate Records                                                  25
     (j)  Insurance Annual Statements; Financial Statements                  26
     (k)  Absence of Liabilities and Obligations                             26
     (l)  No Material Adverse Change                                         27
     (m)  Compliance with Laws                                               27
     (n)  Operations                                                         27

6.   PRE-CLOSING COVENANTS                                                   28
     (a)  General                                                            28
     (b)  Notices and Consents                                               28
     (c)  Operation of Business                                              29
     (d)  Full Access                                                        31
     (e)  Disclosure Schedule                                                31
     (f)  Licenses                                                           32
     (g)  Filings                                                            32
     (h)  State Insurance and Other Regulatory Approvals                     32
     (i)  Wickes Mortgage Lending                                            33
     (j)  Exclusivity                                                        33
     (k)  Other Documents                                                    33
     (l)  Intercompany Arrangements                                          33
     (m)  Transfer of Certain Employees                                      34
     (n)  Operation of Business                                              34

7.   POST-CLOSING COVENANTS                                                  35
     (a)  General                                                            35
     (b)  Litigation Support                                                 35
     (c)  Employee Benefit Plan Cooperation                                  35
     (d)  Excluded Assets                                                    35
     (e)  WINS/Services to Dependable Insurance Company, Inc                 35
     (f)  SEC Filings and Computer Access                                    36
     (g)  NALICO-TX                                                          36
     (h)  Duane T. Miller                                                    36

8.   CONDITIONS TO OBLIGATION TO CLOSE.                                      36
     (a)  Conditions to Obligation of Circle                                 36
     (b)  Conditions to Obligation of AFAC                                   39

SECTION                                                                     PAGE
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
9.   REMEDIES FOR BREACHES OF THIS AGREEMENT                                 40
     (a)  Survival Period; Indemnification as Remedy                         40
     (b)  Indemnification Provisions for Benefit of Circle                   40
     (c)  Indemnification Provisions for Benefit of AFAC                     41
     (d)  Matters Involving Third Parties                                    41
     (e)  Determination of Adverse Consequences                              42
     (f)  Exclusive Remedy After the Closing                                 42
     (g)  Claim Notice                                                       42

9A.  TAXES, ADJUSTMENTS AND TAX INDEMNITIES.                                 42
     (a)  Phase III Tax                                                      42
     (b)  Section 338(h)(10) Election                                        42
     (c)  Short-Tax Year                                                     43
     (d)  Hypothetical Tax                                                   43
     (e)  Closing of Tax Year and Allocation                                 44
     (f)  Audits                                                             44
     (g)  Amended Returns                                                    44
     (h)  Tax Status of Insurance/Annuity Products                           44

10.  TERMINATION                                                             44
     (a)  Termination of Agreement                                           44
     (b)  Effect of Termination                                              46

11.  MISCELLANEOUS                                                           47

     (a)  Press Releases and Public Announcements                            47
     (b)  No Third-Party Beneficiaries                                       47
     (c)  Entire Agreement                                                   47
     (d)  Succession and Assignment                                          47
     (e)  Counterparts                                                       47
     (f)  Headings                                                           47
     (g)  Expenses                                                           47
     (h)  Notices                                                            47
     (i)  Governing Law                                                      48
     (j)  Attorneys' Fees                                                    49
     (k)  Amendments and Waivers                                             49
     (l)  Severability                                                       49
     (m)  Construction                                                       49
     (n)  Incorporation of Exhibits, Annexes, and Schedules                  49

                     LIST OF ANNEXES, EXHIBITS AND SCHEDULES



Exhibit  A    -    Definitions

Exhibit  B    -    Terms of Series C Preferred Stock

Exhibit  C    -    Articles of Merger

Exhibit  D    -    Excluded Assets

Exhibit  E    -    Certain Information and Documents Relating to Transfer of
                   Excluded Assets

Exhibit  F    -    Purchase and Sale of the Investment Real Estate of AFL

Exhibit  G    -    Investment Policy

Exhibit  H    -    Transfer of Certain Employees

Exhibit  I    -    Copy of Language Pertaining to use of WINS by Dependable
                   Insurance Company, Inc.

Exhibit  J    -    Shareholders' Agreement

Exhibit  K    -    Section 338 Tax Allocation

Annex I       -    Exceptions to AFAC's Representations and Warranties
                   Concerning the Transaction

Annex II      -    Exceptions to Circle's Representations and Warranties
                   Concerning the Transaction

AFAC's        -    Exceptions to Representations and Warranties Disclosure
                   Concerning Newco, the Company and its Schedule Subsidiaries

Circle's      -    Exceptions to Representations and Warranties
Disclosure         Concerning Circle and its Subsidiaries
Schedule

                                MERGER AGREEMENT


         This Agreement is entered into as of March _____, 1996, by and between Circle Investors, Inc, an Indiana corporation ("Circle"), and Circle Acquisition Corp., an Arizona corporation and a wholly-owned subsidiary of Circle ("CAC"), and American Financial Acquisition Corporation, a Delaware corporation ("AFAC"), and Securus Financial Corporation, an Arizona corporation and a wholly-owned subsidiary of AFAC ("Newco"). Circle, CAC, AFAC and Newco are referred to collectively herein as the "Parties" and singularly as "Party."

         Riverside Group, Inc. ("Riverside") owns a majority of the outstanding capital stock of AFAC. AFAC owns all the outstanding stock of Laurel Life Insurance Company, a Texas life insurance company (the "Company"), and the Surplus Note, dated February 26, 1991, in the original principal amount of twenty seven million eight hundred thousand dollars ($27,800,000) (the "Note"), issued by the Company. The Company owns all the outstanding stock of American Founders Life Insurance Company, a Texas life insurance company ("AFL"). AFL owns all of the outstanding capital stock of Aztec Life Assurance Company, a California life insurance company ("Aztec Life"). Prior to the transaction described in the next paragraph, AFAC is transferring all the outstanding stock of Laurel Life and the Note to Newco.

         This Agreement contemplates a merger transaction in which Circle and AFAC will combine their insurance operations, AFAC will acquire shares of common and preferred stock of Circle (as well as cash), and Circle will acquire all of the outstanding capital stock of Newco, all upon the terms and conditions of this Agreement.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.       DEFINITIONS.

         As used in this Agreement, certain terms shall have the meanings set forth in EXHIBIT A.

2.       MERGER; CLOSING; TRANSFERS.

         (a) Merger. On and subject to the terms and conditions of this Agreement, CAC will merge with and into Newco (the "Merger") at the Effective Time. Newco shall be the corporation surviving the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Arizona, and the separate corporate existence of Newco with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

         (b) Merger Consideration. The Merger Consideration to be received by AFAC at the Effective Time as a result of the Merger is:

               (i) an amount equal to seventeen million dollars ($17,000,000) in cash (the "Merger Cash"); plus

                (ii) unless Circle or CAC shall have assumed the AFAC Debt as provided for in Section 8(b)(ix) at or prior to the Effective Time, an additional amount equal to eighteen million dollars ($18,000,000) in cash (which would be paid in the same manner and at the same time as the Merger Cash) (the "Additional Merger Cash"); plus

               (iii) 3,600 shares of Series C Preferred Stock, $1,000 liquidation value per share, of Circle for a total of $3,600,000 of liquidation value and having the terms and provisions set forth in EXHIBIT B attached hereto (the "Series C Preferred Stock"); plus

               (iv) 2,267,000 shares (the "Merger Shares") of Common Shares, without par value, of Circle (the "Circle Common Stock") (collectively, the Merger Cash, the Additional Merger Cash, if any, the Series C Preferred Stock and the Merger Shares are herein called the "Merger Consideration").

         (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Daniels in Indianapolis, Indiana commencing at 9:00 a.m. local time, on the third (3rd) business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Circle and AFAC may mutually determine. (The date and time at which the Closing actually occurs are herein called the "Closing Date".)

         (d) Actions at the Closing. At the Closing, (i) Newco and AFAC will deliver to Circle and CAC the various certificates, instruments, and documents referred to in Section 8(a) below, (ii) Circle and CAC will deliver to AFAC the various certificates, instruments, and documents referred to in Section 8(b) below, (iii) Newco and CAC will file with the Secretary of State of the State of Arizona Articles of Merger in the form attached hereto as EXHIBIT C (the "Articles of Merger"), and (iv) Circle will cause the Surviving Corporation to deliver the Merger Consideration to AFAC at the Effective Time as provided for in subsection (e)(v) below.

         (e)   Effects of the Merger.

               (i) General. The Merger shall become effective at the time Newco and CAC file the Articles of Merger with the Secretary of State of the State of Arizona (the "Effective Time"). The Merger shall have the effects set forth in the Arizona Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Newco or CAC in order to carry out and effectuate the transactions contemplated by this Agreement.

               (ii) Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Articles of Incorporation of CAC immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

               (iii) Bylaws. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of CAC immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

               (iv) Directors and Officers. The directors and officers of CAC shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office), until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

               (v) Conversion of Newco Shares. At and as of the Effective Time, the Newco Shares outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration, which shall be delivered to AFAC at the Effective Time against delivery to Circle of the certificates formerly representing all of the Newco Shares. At the Effective Time, all of the Newco Shares, by virtue of the Merger and without any action on the part of AFAC, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and AFAC shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration. The Merger Cash and the Additional Cash, if any, shall be paid at the Effective Time in cash, payable by wire transfer or delivery of immediately-available funds.

               (vi) Conversion of Capital Stock of CAC. At and as of the Effective Time, each share of Common Stock, no par value per share, of CAC shall be converted into one share of Common Stock no par value per share, of the Surviving Corporation.

         (f) Contributions to Newco. Immediately prior to the Closing, AFAC shall make a capital contribution to Newco of all of the issued and outstanding Company Shares and the Note. Prior to the Closing, Newco shall conduct no activities other than those required in connection with its corporate organization and the execution, delivery and performance of this Agreement.

         (g) Excluded Asset Transfers. EXHIBIT D attached hereto sets forth a complete list of all Excluded Assets as of March 1, 1996, and their statutory values as of December 31, 1995, as set forth on the 1995 Insurance Annual Statements of AFL or Aztec (the "Statutory Values"). Prior to and/or at the time of Closing, the shares of Wickes Lumber Company stock that are Excluded Assets shall be transferred to and received by AFAC without any additional consideration pursuant to an assignment agreement in substantially the same form as the assignment agreement that is part of Exhibit E. It is contemplated that this result may be effected in the manner set forth in the "Contemplated Assignment" description that is also part of Exhibit E. The other Excluded Assets will be transferred at their respective Statutory Values pursuant to an asset purchase agreement in substantially the same form as the asset purchase agreement that is part of Exhibit E.

         (h) Investment Real Estate of AFL. Simultaneously with the Closing, Riverside and AFL shall consummate the purchase and sale of the Investment Real Estate of AFL upon the terms and conditions set forth on Exhibit F.

3.       Representations and Warranties Concerning the Transaction.

         (a)   Representations and Warranties of AFAC and Newco.

         Each of AFAC and Newco represents and warrants to Circle and CAC that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)).

               (i) Authorization, Execution and Delivery. Each of AFAC and Newco has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of AFAC and Newco and the consummation by each of AFAC and Newco of the transactions contemplated hereby have been duly authorized by the Board of Directors and stockholders of each of AFAC and Newco, and no other corporate proceedings on the part of AFAC or Newco are necessary to authorize the execution and delivery of this Agreement and the consummation by AFAC and Newco of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of AFAC and Newco and constitutes a valid and binding obligation of each of AFAC and Newco enforceable against each of them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, rehabilitation, liquidation, insolvency, reorganization, rearrangement, receivership and other similar laws relating to or affecting insurance companies or the enforcement of creditors' rights generally, by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and by matters involving the discretionary authority of any court before which any proceeding therefor may be brought or any state Insurance Commissioner or Insurance Department that has jurisdiction.

               (ii) Noncontravention - AFAC. Except as set forth in Annex I, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which AFAC is subject or, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which AFAC is a party or by which it is bound or to which any of its assets is subject.

               (iii) Required Consents. Except as set forth in Annex I, AFAC is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency or other Person in order for the Parties to consummate the transactions contemplated by this Agreement.

               (iv) Organization, Standing and Authority of AFAC. AFAC is a corporation duly organized, validly existing and in Good Standing under the laws of the State of Delaware.

               (v) Brokerage. No broker or finder has acted directly or indirectly for AFAC or any of its Subsidiaries or will have any valid claim against AFAC or any of its Subsidiaries for any brokerage, finder's fee or other commission or compensation.

         (b)   Representations and Warranties of Circle and CAC.

         Each of Circle and CAC represents and warrants to AFAC and Newco that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

               (i) Authorization, Execution and Delivery. Each of Circle and CAC has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Circle and CAC and the consummation by Circle and CAC of the transactions contemplated hereby have been duly authorized by Circle's Board of Directors and by CAC's Board of Directors and sole shareholder and no other corporate proceedings on the part of Circle or CAC are necessary to authorize the execution and delivery of this Agreement and the consummation by Circle and CAC of the transactions contemplated hereby (except for (A) the approval of the holders of Circle's Series A Preferred Stock to issue the Non-Voting Redeemable Series B Preferred Stock to be issued pursuant to the Conseco Commitment and the Series C Preferred Stock and (B) the filing of Articles of Amendment to Circle's Articles of Incorporation to effect the foregoing). This Agreement has been duly executed and delivered by each of Circle and CAC and constitutes a valid and binding obligation of each of Circle and CAC, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, rehabilitation, liquidation, insolvency, reorganization, rearrangement, receivership and other similar laws relating to or affecting insurance companies or the enforcement of creditors' rights generally, by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and by matters involving the discretionary authority of any court before which any proceeding therefor may be brought or any state Insurance Commissioner or Insurance Department that has jurisdiction.

               (ii) Noncontravention - Circle/CAC. Except as set forth in Annex II, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Circle or CAC is subject or, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Circle or CAC is a party or by which it is bound or to which any of its assets is subject.

               (iii) Required Consents. Except as set forth in Annex II, neither Circle nor CAC is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency or other Person in order for the Parties to consummate the transactions contemplated by this Agreement.

               (iv) Organization, Standing and Authority of Circle and CAC. Circle is a corporation duly organized and validly existing and in Good Standing under the laws of the State of Indiana and CAC is a corporation duly organized and validly existing and in Good Standing under the laws of the State of Arizona.

               (v) Company Shares Not Registered. Circle is fully informed as to the applicable limitations upon any distribution or resale of the Company Shares (which have not been registered pursuant to the Securities Act) under the Securities Act and will comply with applicable securities laws in the future with respect to any distribution or resale of the Company Shares.

               (vi) Brokerage. No broker or finder has acted directly or indirectly for Circle or will have any valid claim against Circle for any brokerage, finder's fee or other commission or compensation.

4. REPRESENTATIONS AND WARRANTIES CONCERNING NEWCO, THE COMPANY AND ITS SUBSIDIARIES.

         AFAC represents and warrants to Circle that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

         (a) Organization, Standing and Authority; Subsidiaries. Each of the Company and its Subsidiaries is a life insurance company duly organized, validly existing and in Good Standing under the laws of the state of its organization, which is identified in Section 4(a) of the disclosure schedule delivered by AFAC to Circle on the date hereof and initialed by the Parties ("AFAC's Disclosure Schedule"). Newco is a corporation duly organized and validly existing and in Good Standing under the laws of the State of Arizona. Except as disclosed in
Section 4(b) of AFAC's Disclosure Schedule, each of Newco, the Company and its Subsidiaries is duly qualified as a foreign corporation or otherwise to conduct business and is in Good Standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Newco does not currently own any Subsidiaries; however, immediately prior to the Closing, AFAC shall have transferred all the outstanding shares of capital stock of the Company to Newco, resulting in the Company becoming a wholly-owned Subsidiary of Newco.

         (b) Licenses. Except as set forth in Section 4(b) of AFAC's Disclosure Schedule, each of the Company and its Subsidiaries is a life insurance company, and is duly licensed and qualified to transact all business it is currently conducting, including an insurance business in the lines of business noted on Section 4(b) of AFAC's Disclosure Schedule; and is in Good Standing in the state of its incorporation and in each of the other jurisdictions where it is currently conducting such business, including those with respect to which it is listed as having Licenses in Section 4(b) of the Disclosure Schedule, and those Licenses are (i) in full force and effect and
(ii) are not subject to any action, proceeding, or investigation which restricts or would restrict any of the Licenses.

         (c) Noncontravention. Except as set forth in Section 4(c) of AFAC's Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Newco, the Company or any of its Subsidiaries is subject or any provision of the charter or bylaws of Newco, the Company or its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Newco, the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect or materially adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement (AFAC will use reasonable efforts to set forth on AFAC's Disclosure Schedule the matters described in this clause (ii) without regard to the exception for Material Adverse Effect). Except as contemplated by this Agreement or set forth in Section 4(c) of AFAC's Disclosure Schedule, none of Newco, the Company nor its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect or materially adverse affect the ability of the Parties to consummate the transactions contemplated by this Agreement (AFAC will use reasonable efforts to set forth on AFAC's Disclosure Schedule the matters described in this sentence without regard to the exception for Material Adverse Effect).

         (d) Actions and Proceedings. Except for claims under or with respect to insurance policies and except as set forth in Section 4(d) of AFAC's Disclosure Schedule, (i) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or naming Newco, the Company or its Subsidiaries, or any of the directors, officers or employees of Newco, the Company or its Subsidiaries in their capacity as such; and (ii) there are no complaints, actions, suits or claims or legal, administrative or arbitration proceedings against or investigations of, or to the Knowledge of AFAC, threatened against or involving, any of Newco, the Company or its Subsidiaries, or any of their directors, officers, employees in their capacity as such or their properties or assets.

         (e) Outstanding Capital Stock of Newco, the Company and its Subsidiaries. Section 4(e) of AFAC's Disclosure Schedule sets forth all of the authorized capitalization of Newco, the Company and its Subsidiaries (including the Note and any treasury shares). AFAC is the record and beneficial owner of one hundred (100) issued and outstanding Newco Shares, which represent all of Newco's capital stock that is issued and outstanding. AFAC is the current record and beneficial owner of seven hundred thousand (700,000) issued and outstanding Company Shares, which represent all of the Company's capital stock that is issued and outstanding, and the Note, all of which will be transferred to Newco immediately prior to the Closing. All of the Newco Shares, the Company Shares, the Note and the outstanding shares of capital stock of each Subsidiary are duly authorized and are validly issued, fully paid and non-assessable. The Company or one of its Subsidiaries is the record and beneficial owner of all the issued and outstanding shares of capital stock of each of its Subsidiaries. Section 4(e) of AFAC's Disclosure Schedule with respect to the Company's Subsidiaries, sets forth the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder.

         (f) Title to the Company Shares and Subsidiary Stock. Except as set forth in Section 4(f) of AFAC's Disclosure Schedule, (i) AFAC currently owns the Newco Shares, the Company Shares and the Note and (ii) the Company or one of its Subsidiaries owns all of the outstanding shares of capital stock of Aztec Life and AFL, in each case free and clear of any Security Interests, restrictions, liens or encumbrances. At the Effective Time, Newco will own such Company Shares and the Note, free and clear of any Security Interest, restriction, lien or encumbrance.

         (g) Options or Other Rights. There is no (i) outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other contract or other agreement of any kind to purchase or otherwise to receive from Riverside or any of its Subsidiaries any of the outstanding, authorized but unissued, unauthorized or treasury shares of the common stock or any other security of Newco, the Company or its Subsidiaries, (ii) outstanding security of any kind convertible into any security of Newco, the Company or its Subsidiaries, or (iii) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of Newco Shares, the Company Stock or any other security of Newco, the Company or its Subsidiaries.

         (h) Corporate Records. AFAC has heretofore delivered to Circle true, complete and correct copies of the Certificates or Articles of Incorporation and the By-Laws of Newco, the Company and its Subsidiaries, as in effect on the date hereof, and made available to Circle copies of (i) the stock transfer records, which are true and complete and reflect all issuances and transfers of capital stock, and (ii) the corporate records of meetings of the directors and shareholders, of the Company and its Subsidiaries, which for periods since October 24, 1990, are true and complete and reflect all corporate actions and proceedings of the directors and shareholders that actually took place since that date which should be reflected therein.

         (i) Insurance Annual Statements; Financial Statements. AFAC has furnished to Circle copies of the Annual Statements ("Insurance Annual Statements") of the Company and each of its Subsidiaries for the years ended December 31, 1995, 1994, 1993, and 1992, in each case as filed by the Company or the respective Subsidiary with the Insurance Department of the state of its incorporation and with the appropriate regulatory authorities in all jurisdictions in which such filing is required. The Insurance Annual Statements of AFL and Aztec Life for the years ended December 31, 1994, 1993 and 1992 have been audited. For the periods of the Most Recent Company Financial Statements, there are no separate company audited financial statements with respect to the Company itself. Additionally, AFAC has furnished to Circle audited financial statements of the Company and each of its Subsidiaries for the years ended December 31, 1994, 1993 and 1992, together with the auditor's reports thereon and the notes thereto, and unaudited financial statements of the Company and each of its Subsidiaries for the twelve (12) months ended December 31, 1995, prepared in accordance with GAAP (all of the foregoing financial statements referred to in this Section 4(i) are hereinafter collectively referred to as the "Most Recent Company Financial Statements"). Each of the Most Recent Company Financial Statements fairly presents the financial position of the Company or the applicable Subsidiary as of its date and results of its operations for the periods set forth therein in accordance with SAP or GAAP, as the case may be, applied on a consistent basis throughout the related periods, except as may be noted therein or in Section 4(i) of AFAC's Disclosure Schedule and except that the unaudited statements are subject to audit adjustments and may lack footnotes and other presentation items.

         The reserves established and reflected in the Most Recent Company Financial Statements in respect of the insurance and annuity policies and contracts of the Company and its Subsidiaries were determined in accordance with generally accepted actuarial standards consistently applied, are fairly stated in all material respects in accordance with sound actuarial principles and are in compliance in all material respects with the requirements of the applicable insurance laws, rules and regulations in the states of Texas or California, as the case may be, as well as those of any other applicable jurisdictions.

         During the period prior to Closing, AFAC shall deliver to Circle: (i) unaudited monthly financial statements for the month of February and each month thereafter of the Company and each of its Subsidiaries, within twenty (20) calendar days after the end of that month (i.e., February financial statements delivered on March 20, 1996); and (ii) audited SAP financial statements of AFL and Aztec Life for the year ended December 31, 1995, and in any event within five (5) days after the issuance of the final audit report thereon, which shall be provided at least twenty (20) days prior to Closing. All of such financial statements shall be prepared on a basis consistent with the Most Recent Company Financial Statements.

         (j)   Absence of Liabilities and Obligations. Except as set forth on
Section 4(j) of AFAC's Disclosure Schedule, as of December 31, 1995, neither the Company nor any of its Subsidiaries had any liabilities, that were required to be reflected in accordance with GAAP or SAP, which were not reflected on the Most Recent Company Financial Statements or any footnotes thereto. Newco, as a newly-formed Subsidiary of AFAC has not incurred, and prior to the Closing will not incur, any liabilities except as contemplated by this Agreement.

         (k)   [OMITTED]

         (l) No Material Adverse Change. Except as set forth in Section 4(1) of AFAC's Disclosure Schedule, since December 31, 1995, there has been (i) no change, or development involving a prospective change, in the general affairs, management, shareholders' equity, assets, liabilities, properties, business, operations, condition (financial or otherwise) or results of operations of Newco, the Company and its Subsidiaries, that has had or may reasonably be expected to have a Material Adverse Effect, other than those resulting from (A) a change in general economic or financial conditions in the United States or (B) actions contemplated under this Agreement, and (ii) no material change in the manner in which the business of the Company or its Subsidiaries is conducted; nor will there be prior to Closing other than those resulting from actions contemplated under this Agreement.

         (m) Compliance with Laws. Except as set forth in Section 4(m) of AFAC's Disclosure Schedule, Newco, the Company and each of its Subsidiaries have complied in all respects (or will comply within the applicable statutory or grace period provided) with all laws, regulations, including, but not limited to, requirements concerning sales practices, licensing requirements and orders applicable to it or to the operation of its business where the failure to do so would have a Material Adverse Effect. Except as set forth in Section 4(m) of AFAC's Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of (i) any applicable order, judgment, injunction, award or decree, or (ii) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental authority, court or arbitrator applicable to any of its business that would have a Material Adverse Effect, and none of AFAC, the Company or its Subsidiaries has received written notice that any such violation is being alleged. The Company and each of its Subsidiaries has filed all reports and other documents that it was required to file with any Insurance Department or other governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries where the failure to file would have a Material Adverse Effect. As of their respective dates, each of such reports and documents complied in all respects with the relevant statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, where such non-compliance, untrue statement or omission would have a Material Adverse Effect. AFAC has provided Circle with true and complete copies of (A) all exam reports issued by any Insurance Department with respect to any examination of the Company or any of its Subsidiaries conducted since December 31, 1992, and (B) all insurance policy and annuity or insurance contract forms issued since October 24, 1990, by the Company or its Subsidiaries. Except as set forth on Section 4(m) of AFAC's Disclosure Schedule, all deficiencies reported on the exam reports referred to in clause (A) above have been resolved. Since October 24, 1990, all insurance policy and annuity or insurance contract forms issued by the Company or its Subsidiaries have been filed with and approved by all applicable Insurance Departments to the extent required by law.

         (n)   Property.

               (i) Section 4(n)(i) of AFAC's Disclosure Schedule lists all real property that the Company or any of its Subsidiaries own. Except as set forth on Section 4(n)(i) of AFAC's Disclosure Schedule, with respect to each such parcel of owned real property, and except for matters which would not have a Material Adverse Effect:

               (A) the Company or the applicable Subsidiary has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character;

               (B) there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and

               (C) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein, except as contemplated by EXHIBIT F attached hereto.

               (ii) Section 4(n)(ii) of AFAC's Disclosure Schedule lists all real property leased or subleased to Newco, the Company or any of its Subsidiaries. AFAC has delivered to Circle correct and complete copies of the leases and subleases listed in Section 4(ii) of AFAC's Disclosure Schedule (as amended to date). Except as set forth in Section 4(n)(ii) of AFAC's Disclosure Schedule, to the Knowledge of AFAC, each lease and sublease listed in
Section 4(n)(ii) of AFAC's Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a Material Adverse Effect. To the Knowledge of AFAC, none of Newco, the Company, the applicable Subsidiary of the Company or any other party to such lease or sublease, is in material violation or breach of or default under any such lease or sublease.

               (iii)     Section 4(n)(iii) of AFAC's Disclosure Schedule lists
(x) all material hardware, software and network equipment, and all material agreements and licenses relating thereto, that are used primarily in, or that are essential to, processing and administering the business and accounting systems of Newco, the Company and its Subsidiaries and (y) all other tangible personal property owned, leased or used by Newco, the Company or any of its Subsidiaries that is material to the business, identifying whether such property is owned, leased or used. Except as set forth in Section 4(n)(iii) of AFAC's Disclosure Schedule, the Company or its Subsidiaries have good and marketable title to, or a valid leasehold or contractual interest in, all of such equipment and other property, free and clear of any Security Interest, and all of such equipment and other property is in good working order and condition, ordinary wear and tear excepted.

               (iv) Except as otherwise set forth in Section 4(n)(iv) of AFAC's Disclosure Schedule, the Company and its Subsidiaries own or have the right to use all material items of tangible and intangible property necessary for the conduct of the business of the Company and its Subsidiaries as it is currently conducted.

         (o) Intellectual Property. Section 4(o) of AFAC's Disclosure Schedule identifies all the intellectual property of Newco, the Company and its Subsidiaries that constitutes a common law trade or service mark or name and each registration which has been issued to each of the Company or its Subsidiaries with respect to any intellectual property that is a trademark or service mark, and identifies each license, agreement, or other permission which each of the Company and its Subsidiaries has received from any third party with respect to any of that intellectual property or has granted to any third party with respect to any of that intellectual property. Except as set forth in
Section 4(o) of AFAC's Disclosure Schedule, (i) such intellectual property constitutes all of the intellectual property of that type used in the conduct of the business of Newco, the Company or any of its Subsidiaries and the Company and its Subsidiaries have all rights necessary to use all of their intellectual property of that type, free and clear of any claims by third parties, and (ii) there are no infringement suits pending, or, to the Knowledge of AFAC or any of its Subsidiaries, threatened, against any of them with respect to that intellectual property, and none of Newco, AFAC or any of its Subsidiaries knows of any fact or condition which could give rise to any such infringement suit.

         (p) Contracts and Other Agreements. Section 4(p) of AFAC's Disclosure Schedule lists every outstanding material contract and commitment, written or oral, to which each of Newco, the Company or its Subsidiaries is a party or by which it is bound, that is currently in effect, including without limitation, reinsurance or loss portfolio transfer agreements, transactions between Affiliates, relationships with its agents and brokers, general agency contracts, distribution of insurance products, or leases (capital or otherwise); but excluding direct insurance policies written or assumed by Newco, the Company or any of its Subsidiaries. For purposes of this Section 4(p), a contract or commitment is "material" if it (i) involves the payment to or by Newco, the Company and its Subsidiaries in any calendar year of more than ten thousand dollars

($10,000) or (ii) cannot be terminated by Newco, the Company or its Subsidiaries within thirty (30) days after giving notice of termination without resulting in cost, penalty or liability to Newco, the Company or any of its Subsidiaries of in excess of ten thousand dollars ($10,000). To Knowledge of AFAC, except as set forth in Section 4(p) of AFAC's Disclosure Schedule, each contract or commitment disclosed that is required to be disclosed in Section 4(p) of AFAC's Disclosure
Schedule is in full force and effect and constitutes a legal, valid and binding obligation of Newco, the Company or the applicable Subsidiary and neither Newco, the Company or the applicable Subsidiary nor, to the Knowledge of AFAC and its Subsidiaries, any other party to such contract or commitment, is in material violation or breach of or default under any such contract or commitment.

         (q)      Employment Benefits.

                  (i) Section 4(q) of AFAC's Disclosure Schedule lists each Benefit Plan that any of Riverside and its Subsidiaries maintains or to which any of Riverside and its Subsidiaries contributes and that covers or applies to any employee or former employee of Newco, the Company and its Subsidiaries, and except as set forth in Section 4(q) of AFAC's Disclosure Schedule:

                  (A) Each Benefit Plan that is an Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately and in accordance with the Code and ERISA with respect to each such Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met in all material respects with respect to each such Benefit Plan that is an Employee Welfare Benefit Plan.

                  (C) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of each of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date will have been paid with respect to each such Benefit Plan that is an Employee Welfare Benefit Plan or accrued on the Closing Balance Sheet. All contributions required to have been made by the Company or its Subsidiaries under the terms of any Benefit Plan have been timely made.

                  (D) Each such Benefit Plan that is an Employee Pension Benefit Plan meets all of the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two (2) years, a favorable determination letter from the Internal Revenue Service, and neither Riverside nor AFAC has Knowledge of any circumstances that could affect adversely the qualified status of such Benefit Plan.

                  (E) The market value of assets under each such Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
         Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the Closing Date.

                  (F) No such Benefit Plan that is in an Employee Pension Benefit Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Code Sec. 412 or Section 302 of ERISA, and no member of the Controlled Group of Corporations that includes the Company and its Subsidiaries has an outstanding funding waiver.

                  (G) With respect to each Benefit Plan that is an Employee Pension Benefit Plan, AFAC has delivered to Circle correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements that implement each such Employee Benefit Plan, if any, and with respect to any Benefit Plan that is not an Employee Pension Benefit Plan AFAC has given Circle access to the documents described in this
         Section 4(q)(i)(G), if any.

                  (ii) With respect to each Benefit Plan that any of Newco, the Company, its Subsidiaries or the Controlled Group of Corporations that includes Newco, the Company and its Subsidiaries or any member of that Controlled Group of Corporations maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                  (A) No such Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of AFAC, the Company and its Subsidiaries, threatened.

                  (B) There have been no Prohibited Transactions with respect to any such Benefit Plan that is an Employee Benefit Plan. No Fiduciary has any liability for any material breach of fiduciary duty or any other material act or failure to act or comply in connection with the administration of or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration of or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of AFAC, the Company and its Subsidiaries, threatened.

                  (C) None of Newco, the Company, any of its Subsidiaries and the other members of the Controlled Group of Corporations that includes Newco, the Company and its Subsidiaries has incurred any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Benefit Plan that is an Employee Pension Benefit Plan.

                  (iii) None of Newco, the Company, its Subsidiaries and the other members of the Controlled Group of Corporations that includes Newco, the Company and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

                  (iv) Each of Newco, the Company and its Subsidiaries has not maintained nor maintains or contributes, nor ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

                  (v) AFAC has delivered to Circle true and complete copies of all Benefit Plans currently in effect, all of which are listed on Section 4(q) of AFAC's Disclosure Schedule.

                  (vi) Prior to Closing, Riverside shall amend each Employee Benefit Plan that is set forth in clauses (a), (b) and (c) of the definition of "Employee Benefit Plan" in which any employee of Newco, the Company or any of its Subsidiaries is a participant to provide that the accrued benefits under such Plan of any participant who is an employee of Newco, the Company or any of its Subsidiaries at the Closing Date shall become one hundred percent (100%) vested and nonforfeitable at the Closing Date. AFAC and Riverside shall take all actions necessary to terminate, as of the Closing Date, the status of Newco, the Company and its Subsidiaries as participating employers under all Employee Pension Benefit Plans maintained by any member of the Controlled Group of Corporations that includes Newco, the Company and its Subsidiaries. In addition, AFAC and Riverside shall take all further action required to ensure that, under the terms of each such Employee Pension Benefit Plan, each participant who is an employee of Newco, the Company or any of its Subsidiaries at the Closing Date will be treated, as of the Closing Date, as a terminated or retired employee entitled to receive a distribution of his or her vested accrued benefits under such Plan.

                  The Parties acknowledge that this Section 4(q)(vi) does not require AFAC to amend or terminate Duane T. Miller's employment agreement with AFAC or his stock option agreement for Riverside stock, which in each case will remain governed by the terms and conditions of those agreements.

         (r) Employees. A list of the employees of Newco, the Company and its Subsidiaries (or of Riverside or AFAC but assigned to Newco, the Company or any of its Subsidiaries on substantially a full-time basis), specifying the legal employer of each such employee, as of January 1, 1996 is set forth in
Section 4(r) of AFAC's Disclosure Schedule.

         (s) Agents. Access to lists of all the appointed agents of the Company and its Subsidiaries that are authorized to write insurance as of January 1, 1996, has been provided to Circle. Except as set forth in Section 4(s) of AFAC's Disclosure Schedule thereon, during the period since October 24, 1990, all of the agents of the Company and its Subsidiaries have complied with all applicable state laws and regulations regarding market conduct in the sale of insurance products on behalf of the Company and its Subsidiaries, where non-compliance would have a Material Adverse Effect.

         (t) Operations. Except as set forth on Section 4(t) of AFAC's Disclosure Schedule or otherwise contemplated under this Agreement, since December 31, 1995, the business of Newco, the Company and its Subsidiaries has been conducted only in the Ordinary Course of Business and none of Newco, the Company and its Subsidiaries has:

                  (i) amended its Certificate of Incorporation or Articles of Incorporation or By-laws or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

                  (ii) except pursuant to this Agreement, issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any evidence of indebtedness owed by the Company or its Subsidiaries, including bonds, notes, debentures or other evidences of indebtedness;

                  (iii) incurred any indebtedness for borrowed money in excess of ten thousand dollars ($10,000), or incurred or assumed any liability in excess of five thousand dollars ($5,000), in each case, outside of the Ordinary Course of Business;

                  (iv) declared or paid any dividends or declared or made any other distributions of any kind to its shareholders or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                  (v) effected any increase in the salary or other compensation of any employee other than increases made in the Ordinary Course of Business that did not result in an increase of more than ten percent (10%) in the salary or other compensation of any such person;

                  (vi) except for the sale of NALICO-TX or real estate, effected any sale, transfer or conveyance (other than in the Ordinary Course of Business) of the assets or properties of the Company or its Subsidiaries with book values in excess of ten thousand dollars ($10,000); or

                  (vii) purchased or sold any stock or bonds with values exceeding ten thousand dollars ($10,000).

         (u) State Security Deposits. All securities deposited by the Company or its Subsidiaries with state Insurance Departments and other regulatory authorities at a given time are accurately reflected on the

Insurance Annual Statements as of such time.

         (v) Powers of Attorney. Except as set forth in Section 4(v) of AFAC's Disclosure Schedule, there are no outstanding powers of attorneys granted by Newco, the Company or its Subsidiaries.

         (w) Insurance. Section 4(w) of AFAC's Disclosure Schedule contains a list and description of all liability, property, workers' compensation, conduct of business, directors and officers liability, malpractice and other similar insurance policies of Riverside, Newco, the Company or any of its Subsidiaries relating to the ownership, use or operation of any of the tangible assets or properties of the Company or such Subsidiary. Except as set forth on
Section 4(w) of AFAC's Disclosure Schedule, all premiums have been paid on all such policies, such policies are in full force and effect and neither Riverside nor any of its Subsidiaries has received any notice of cancellation or non-renewal, or has Knowledge of any basis for termination, of any of such policies. Section 4(w) of AFAC's Disclosure Schedule lists all claims and collections that are in each case in excess of ten thousand dollars ($10,000) with respect to the Company and its Subsidiaries under such policies.

         (x) Intercompany Arrangements. Section 4(x) of AFAC's Disclosure Schedule lists the current intercompany arrangements between or among Newco, the Company or any of its Subsidiaries and their respective Affiliates. Circle has been provided with the Forms B filed by the Company and each of its Subsidiaries with any Insurance Department since December 31, 1995. Except as set forth on
Section 4(x) of AFAC's Disclosure Schedule, since December 31, 1995, all settlements of intercompany liabilities between or among Newco, the Company or any of its Subsidiaries on one hand and their respective Affiliates on the other hand have been made, and all allocations of intercompany expenses have been applied, in the Ordinary Course of Business.

         (y)      Tax Matters. For tax periods ending on or prior to December
31, 1995:

                  (i) The unpaid federal income Taxes of the Company and its Subsidiaries do not exceed the reserves for federal income Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth in the 1995 Insurance Annual Statements for the Company and its Subsidiaries by an amount in excess of twenty thousand dollars ($20,000).

                  (ii) The unpaid Taxes (other than federal income Taxes) of the Company and its Subsidiaries do not exceed the reserves for those Taxes set forth on the 1995 Insurance Annual Statements for the Company and its Subsidiaries by an amount in excess of twenty thousand dollars ($20,000).

                  (iii) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Except as noted on Section 4(y) of AFAC's Disclosure Schedule, none of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any income Tax Return.

                  (iv) There is no material dispute or claim concerning any Tax liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which AFAC has Knowledge based upon personal contact with any agent of such authority.

                  (v) Section 4(y) of AFAC's Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1990, that have been audited, and indicates those Tax Returns that currently are the subject of audit. AFAC has delivered to Circle correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1990. None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an Tax assessment or deficiency.

                  (vi) None of the Company and its Subsidiaries is a party to any tax allocation or sharing agreement with taxpayers outside the tax consolidated group of which the Company or Riverside is common parent. Since the tax period beginning October 25, 1990, none of the Company and its Subsidiaries
(A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vii) The Company is subject to federal income Tax as a "life insurance company" within the meaning of Section 801 of the Code, however, AFAC is not representing and warranting that after Closing it will retain that status.

                  (viii) Proper and accurate amounts have been withheld by the Company and its Subsidiaries in full and complete compliance with the Tax and social security withholdings provisions of applicable Federal, state, local and foreign law, and such withholdings have been timely paid to the respective Governmental Authorities.

                  (ix) The Company and its Subsidiaries have made all required estimated tax payments sufficient to avoid any underpayment penalties.

                  (x) All tax reserves of the Company and its Subsidiaries have been properly calculated in accordance with Section 807 of the Code or applicable Code sections. There are no tax reserves for which the transitional election of 1984 is used to calculate the tax reserve.

                  (xi) All tax reserves of the Company and its Subsidiaries are calculated properly in accordance with Section 846 of the Code or applicable Code sections.

         (z)      Tax Status of Insurance/Annuity Products

                  (i) All of the life insurance contracts of the Company and its Subsidiaries qualify as "life insurance contracts" within the meaning of
Section 7702 of the Code, however, there is no representation and warranty that after the Closing they will retain that status.

                  (ii) No life insurance contracts issued by the Company and its Subsidiaries meet the test of "modified endowment contracts" contained in
Section 7702A of the Code, but there is no representation or warranty that after the Closing they will retain that status.

                  (iii) All annuity contracts issued by the Company and its Subsidiaries that are subject to Section 72(s) of the Code, contain all of the necessary provisions of Section 72(s), but no representation or warranty is made that after the Closing they will retain that status.

         (aa) Guaranty Fund Payments. Section 4(aa) of AFAC's Disclosure Schedule sets forth for each jurisdiction the amount of the guaranty fund payment to such jurisdiction that is capitalized on the Most Recent Company Financial Statements. Except as disclosed on Section 4(aa) of AFAC's Disclosure Schedule, each amount set forth on Section 4(aa) of AFAC's Disclosure Schedule can be applied against future premium taxes in the respective jurisdiction to the extent permitted by the laws of such jurisdiction, and a portion of such amount may be applied in that manner prior to Closing.

         (bb) NALICO-TX; Guardian. AFAC is not in breach of its obligations to (i) General American Life Insurance Company under the Stock Purchase Agreement dated as of September 20, 1995, among AFL, Riverside and General American Life Insurance Company pursuant to which NALICO-TX was sold to General American Life Insurance Company and the Asset Transfer and Assumption Agreement entered into in connection therewith, or (ii) the Asset Transfer and Acquisition Agreement dated as of December 8, 1994, between Aztec Life and The Guardian Insurance & Annuity Company, Inc.

         (cc) Environmental Matters. Except as set forth in Section 4(cc) of AFAC's Disclosure Schedule, since October 24, 1990, neither the conduct nor operation of Riverside, Newco, the Company or its Subsidiaries nor any condition of any property presently or, since then, previously owned, leased or operated by any of them violates or violated any Environmental Laws in any respect material to the business of Newco, the Company and its Subsidiaries and since then no condition has existed or event has occurred with respect to any of them or any such property that, which, with notice or the passage of time, or both, would constitute a violation material to the business of Newco, the Company and its Subsidiaries of Environmental Laws or obligate (or potentially obligate) Newco, the Company or its Subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to Newco, the Company and its Subsidiaries. From October 25, 1990, to the present none of Riverside, AFAC, Newco, the Company and any of its Subsidiaries has received any notice that any operation or condition of any property presently or, previously owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

         (dd) Bank Accounts. Section 4(dd) of AFAC's Disclosure Schedule identifies the bank accounts of Newco, the Company and its Subsidiaries, as well as the signatories with respect thereto.

         (ee) Brokerage. No broker or finder has acted directly or indirectly for Riverside, AFAC, Newco, the Company or its Subsidiaries or has or will have any valid claim against Circle or Newco, the Company and its Subsidiaries for any brokerage, finder's fee or other commission or compensation.

         (ff) Underwriting Standards and Ratings. Since October 24, 1990, the underwriting standards utilized and ratings applied by the Company and its Subsidiaries and, to the Knowledge of AFAC, by any other Person that is a party to or bound by any reinsurance, coinsurance, or other similar contract with each of the Company and its Subsidiaries, conform in all material respects to industry accepted practices and the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance, or other similar contracts.

         (gg) No Misrepresentations. None of the representations and warranties of AFAC set forth in this Agreement or any statement set forth in any of the schedules to this Agreement or in the certificates of officers to be delivered to Circle at Closing contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact required to be stated therein. AFAC has disclosed all material facts necessary to make such representations and warranties contained herein or any such statement not misleading, in light of the circumstances under which they were made.

5. REPRESENTATIONS AND WARRANTIES OF CIRCLE WITH RESPECT TO CIRCLE AND ITS SUBSIDIARIES.

         Circle represents and warrants to AFAC that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5).

         (a) Organization, Standing and Authority; Subsidiaries. Liberty is Circle's only Subsidiary other than CAC. Liberty is a life insurance company duly organized, validly existing and in Good Standing under the laws of the State of Ohio. Each of Circle and its Subsidiaries is duly qualified as a foreign corporation or otherwise to conduct business and is in Good Standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect except as disclosed in
Section 5(b) of the disclosure schedule delivered by Circle to AFAC on the date hereof and initialed by the parties ("Circle's Disclosure Schedule").

         (b) Licenses. Except as set forth in Section 5(b) of Circle's Disclosure Schedule, Liberty is duly licensed and qualified to transact all business it is currently conducting, including an insurance business in the lines of business noted on Section 5(b) of Circle's Disclosure Schedule; and is in Good Standing in the State of Ohio and in each of the other jurisdictions where it is currently conducting such business, including those with respect to which it is listed as having Licenses in Section 5(b) of Circle's Disclosure Schedule, and those Licenses are (i) in full force and effect and (ii) are not subject to any action, proceeding, or investigation which restricts or would restrict any of the Licenses.

         (c) Noncontravention. Except as set forth in Section 5(c) of Circle's Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Liberty is subject or any provisions of the charter or bylaws of Liberty or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Liberty is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect or materially adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement. (Circle will use reasonable efforts to set forth on Circle's Disclosure Schedule the matters described in this clause (ii) without regard to the exception for Material Adverse Effect.) Except as contemplated by this Agreement or set forth in Section 5(c) of Circle's Disclosure Schedule, Liberty is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect or materially adverse affect the ability of the Parties to consummate the transactions contemplated by this Agreement. (Circle will use reasonable efforts to set forth on Circle's Disclosure Schedule the matters described in this sentence without regard to the exception for Material Adverse Effect.)

         (d) Actions and Proceedings. Except for claims under or with respect to insurance policies and except as set forth in Section 5(d) of Circle's Disclosure Schedule, (i) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or naming Circle or its Subsidiaries, or any of the directors, officers or employees of Circle or its Subsidiaries in their capacity as such; and (ii) as of the date of this Agreement there are no complaints, actions, suits or claims or legal, administrative or arbitration proceedings against or investigations of, or to the Knowledge of Circle, threatened against or involving Circle or its Subsidiaries, or any of their directors, officers, employees in their capacity as such or their properties or assets.

         (e) Outstanding Capital Stock of Circle and its Subsidiaries.
Section 5(e) of Circle's Disclosure Schedule sets forth all of the authorized capitalization of Circle and its Subsidiaries (including any treasury shares). Circle is the record and beneficial owner of (i) 100 issued and outstanding shares of common stock, with no par value, of CAC, which represent all of CAC's capital stock that is issued and outstanding and (ii) 1,500,000 issued and outstanding shares of $1.00 par value common stock of Liberty, which represent all of Liberty's capital stock that is issued and outstanding. All of the outstanding shares of capital stock of Circle and its Subsidiaries are duly authorized and are validly issued, fully paid and non-assessable.

         (f) Title to the Subsidiary Stock. Except as set forth in Section 5(f) of Circle's Disclosure Schedule, Circle owns all of the outstanding shares of capital stock of each of CAC and Liberty, free and clear of any Security Interests, restrictions, liens or encumbrances.

         (g) Options or Other Rights. Except as set forth in Section 5(g) of Circle's Disclosure Schedule, there is no (i) outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other contract or other agreement of any kind to purchase or otherwise to receive from Circle or any of its Subsidiaries any of the outstanding, authorized but unissued, unauthorized or treasury shares of the common stock or any other security of Circle or its Subsidiaries, (ii) outstanding security of any kind convertible into any security of Circle or its Subsidiaries, or (iii) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of or security of Circle or its Subsidiaries.

         (h) Capitalization of Circle at Effective Time. Immediately after the Effective Time, the authorized capital stock of Circle shall consist of (i) shares of Circle Common Stock, not more than 7,267,000 of which shall be issued and outstanding (including the Merger Shares), and (ii) 1,000,000 shares of Special Shares, without par value, of which Circle shall have authorized the issuance of (A) 5,000 shares of Series A Preferred Stock, 4,398 of which shall be issued and outstanding, (B) 30,000 shares of Series B Non-Voting Redeemable Preferred Stock, 20,000 of which shall be issued and outstanding pursuant to the Conseco Commitment, and (C) 3,600 shares of Series C Preferred Stock, all of which shall be issued and outstanding. The Merger Shares and the Series C Preferred Stock shall, upon the issuance thereof at the Effective Time in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable. From December 31, 1995, to immediately after the Effective Time, none of the shares of issued and outstanding Circle Common Stock shall have been issued for less than $1.00 in cash per share, except for the warrants to be issued to Conseco pursuant to the Conseco Commitment.

         (i) Corporate Records. Circle has heretofore delivered to AFAC true, complete and correct copies of the Certificates or Articles of Incorporation and the By-Laws of Circle and its Subsidiaries, as in effect on the date hereof.

         (j) Insurance Annual Statements; Financial Statements. Circle has furnished to AFAC a copy of the Annual Statement of Liberty for the year ended December 31, 1995 (which has not been audited), as filed by Liberty with the Insurance Department of the State of Ohio and with the appropriate regulatory authorities in all jurisdictions in which such filing is required. Additionally, Circle has furnished to AFAC audited financial statements of each of Circle for the year ended December 31, 1994 together with the auditor's report thereon and the notes thereto, and unaudited financial statements of Circle and Liberty for the twelve (12) months ended December 31, 1995, prepared in accordance with GAAP (all of the foregoing financial statements referred to in this Section 5(j) are hereinafter collectively referred to as the "Most Recent Circle Financial Statements"). Each of the Most Recent Circle Financial Statements fairly present the financial position of Circle or Liberty as of its date and results of its operations for the periods set forth therein in accordance with SAP or GAAP, as the case may be, on a consistent basis through the related periods, except as may be noted therein or in Section 5(j) of Circle's Disclosure Schedule and except that the unaudited statements are subject to audit adjustments and may lack footnotes and other presentation items.

         The reserves established and reflected in the Most Recent Circle Financial Statements in respect of the insurance and annuity policies and contracts of Liberty were determined in accordance with generally accepted actuarial standards consistently applied or based on actuarial assumptions that were in accordance with those called for in relevant insurance policy and contract provisions, are fairly stated in all material respects in accordance with sound actuarial principles and are in compliance in all material respects with the requirements of the applicable insurance laws, rules and regulations in the State of Ohio, as well as those of any other applicable jurisdictions.

         During the period prior to Closing, Circle shall deliver to AFAC: (i) unaudited monthly financial statements for the month of February and each month thereafter of Circle and Liberty (the "Monthly Financial Statements"), within twenty (20) days after the end of that month (i.e., February financial statements delivered on March 20, 1996); and (ii) audited GAAP financial statements of each of Circle and Liberty, consolidated for the year ended December 31, 1995, within five (5) days after the issuance of the final audit report thereon. Each of such statements shall be prepared on a basis consistent with the Most Recent Circle Financial Statements.

         (k) Absence of Liabilities and Obligations. Except as set forth on
Section 5(k) of Circle's Disclosure Schedule, as of December 31, 1995, neither Circle nor Liberty had any liabilities that were required to be reflected in accordance with GAAP or SAP which were not reflected on the Most Recent Circle Financial Statements.

         (l) No Material Adverse Change. Except as set forth in Section 5(l) of Circle's Disclosure Schedule, since December 31, 1995, there has been (i) no change, or development involving a prospective change, in the general affairs, management, shareholders' equity, assets, liabilities, properties, business, operations, condition (financial or otherwise) or results of operations of Circle and its Subsidiaries, that has had or may reasonably be expected to have a Material Adverse Effect, other than those resulting from (A) a change in general economic or financial conditions in the United States or (B) actions contemplated under this Agreement, and (ii) no material change in the manner in which the business of Circle or its Subsidiaries is conducted; nor will there be prior to Closing other than those resulting from actions contemplated under this Agreement.

         (m) Compliance with Laws. Except as set forth in Section 5(m) of Circle's Disclosure Schedule, since August 25, 1995, Circle and each of its Subsidiaries have complied in all respects (or will comply within the applicable statutory or grace period provided) with all laws, regulations, including, but not limited to, requirements concerning sales practices, licensing requirements and orders applicable to it or to the operation of its business where the failure to do so would have a Material Adverse Effect. Except as set forth in
Section 5(m) of Circle's Disclosure Schedule, neither Circle nor any of its Subsidiaries is in violation of (i) any applicable order, judgment, injunction, award or decree, or (ii) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental authority, court or arbitrator applicable to any of its business that would have a Material Adverse Effect, and none of Circle or its Subsidiaries has received written notice that any such violation is being alleged. Circle and each of its Subsidiaries has filed all reports and other documents that it was required to file since August 25, 1995, with any Insurance Department or other governmental or regulatory authority having jurisdiction over Circle or any of its Subsidiaries where the failure to file would have a Material Adverse Effect. As of their respective dates, each of such reports and documents complied in all respects with the relevant statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, where such non-compliance, untrue statement or omission would have a Material Adverse Effect.

         (n) Operations. Except as set forth on Section 5(n) of Circle's Disclosure Schedule or otherwise contemplated under this Agreement, since December 31, 1995, the business of Circle and its Subsidiaries has been conducted only in the Ordinary Course of Business and none of Circle and its Subsidiaries has:

               (i) amended its Certificate of Incorporation or Articles of Incorporation or By-laws or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

               (ii) except pursuant to this Agreement, issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any evidence of indebtedness owed by Circle or its Subsidiaries, including bonds, notes, debentures or other evidences of indebtedness;

               (iii) incurred any indebtedness for borrowed money in excess of ten thousand dollars ($10,000), or incurred or assumed any liability in excess of five thousand dollars ($5,000), in each case, outside of the Ordinary Course of Business;

               (iv) declared or paid any dividends or declared or made any other distributions of any kind to its shareholders or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock; or

               (v) effected any sale, transfer or conveyance (other than in the Ordinary Course of Business) of the assets or properties of Circle or its Subsidiaries with book values in excess of ten thousand dollars ($10,000).

6. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

         (b) Notices and Consents. Each of the Parties will (and AFAC will cause the Company and its Subsidiaries to) (i) give notices to those third parties and will use their reasonable best efforts to obtain those third party consents that are necessary, proper or advisable in connection with the transactions contemplated hereby and (ii) give any notices to, make any filing with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of, governments and governmental agencies in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, each of the Parties will file (and AFAC will cause the Company to file) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain (and AFAC will cause the Company to use its reasonable best efforts to obtain) a waiver from the applicable waiting period, and will make (and AFAC will cause the Company to make) any further filings pursuant thereto that may be necessary in connection therewith.

AFAC and Circle agree that each of them will pay one-half (1/2) of all filing fees payable in connection with any filings under the Hart-Scott-Rodino-Act.

         (c) Operation of Business. Except as otherwise contemplated by this Agreement or as Circle may otherwise consent to in writing, which will not be unreasonably withheld or delayed, AFAC will cause Newco, the Company and each of its Subsidiaries to:

               (i) in all material respects, operate only in the Ordinary Course of Business and in substantially the same manner as its business is currently conducted;

               (ii) use reasonable best efforts to keep available such employee and other services and facilities as are necessary or appropriate to continue to operate their business as required by the foregoing clause (i);

               (iii) use reasonable best efforts to preserve its relationships with agents, lenders, suppliers, policyholders, licensors and licensees, insurance departments and others having material business dealings with the Company and its Subsidiaries;

               (iv) not issue, sell or deliver any shares of its capital stock or issue or sell any securities convertible into or exchangeable for, or options with respect to, or warrants to purchase or rights to subscribe to any of its capital stock;

               (v) not effect any recapitalization, reclassification, stock dividend, stock split or similar change in capitalization;

               (vi) not merge with or into, consolidate or otherwise combine with, or acquire all or substantially all of the assets of, any other entity;

               (vii) not make any commitments outside of the Ordinary Course of Business that extend beyond the Closing Date in an amount individually exceeding ten thousand dollars ($10,000) or in the aggregate exceeding twenty five thousand dollars ($25,000);

               (viii) not change any provision of its Certificate or Articles of Incorporation or By-laws or similar governing documents;

               (ix) to use reasonable best efforts to not permit any material insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies reasonably satisfactory to Circle are in full force and effect;

               (x) not enter into any material contract, lease or other agreement, outside of the Ordinary Course of Business, that extends by its terms beyond the Closing Date;

               (xi) not amend or cancel or agree to the amendment or cancellation of any reinsurance agreement, treaty or arrangement outside of the Ordinary Course of Business;

               (xii) not make any material change in any accounting methods or practices;

               (xiii) not deviate in a material respect from the material terms of any life insurance or annuity policy or contract outside of the Ordinary Course of Business;

               (xiv) not effect any increases in salary, bonuses or otherwise increase or enhance any employee or officer compensation or benefits outside of the Ordinary Course of Business or make any promise of employment to existing employees that extend by their terms beyond the Closing Date or hire any new employees;

               (xv) not declare or pay dividends or declare or make any other distributions of any kind to its shareholders or make any direct or indirect redemption, retirement, purchase or other acquisition of its capital stock;

               (xvi) not effect any sale, transfer or conveyance (other than in the Ordinary Course of Business) of assets or properties of the Company or its Subsidiaries with book values in excess of ten thousand dollars ($10,000) other than real estate;

               (xvii) not borrow or agree to borrow any amount of funds, or directly or indirectly guarantee or agree to guarantee any obligations of others in each case outside of the Ordinary Course of Business; or

               (xviii) invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, exclusively in cash equivalent assets or in short-term investments (consisting of United States government issued or guaranteed securities, commercial paper rated A-1 or P-1, or certificates of deposit issued by one or more of the banks or financial institutions listed in Section 4(dd) of AFAC's Disclosure Schedule), except (A) as otherwise required by law, (B) as required to provide cash (in the Ordinary Course of

Business) to meet its reasonably anticipated current obligations or (C) as permitted in accordance with the Statement of Investment Policy and Guidelines set forth on EXHIBIT G attached hereto.

               (xix) not enter into any agreement or understanding to do any of the things described in clauses (i) through (xviii) above.

Written notice to Circle via facsimile to the facsimile number of Circle in
Section 11(h) of this Agreement shall be treated as a deemed consent by Circle if Circle does not respond orally or in writing that Circle is not consenting within three (3) business days after the written notice is duly given.

         (d) Full Access. AFAC will permit, and AFAC will cause the Company and its Subsidiaries to permit, representatives of Circle to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of Newco, the Company and its Subsidiaries. Circle will treat and hold as such any Confidential Information it receives from AFAC and the Company in the course of the reviews contemplated by this
Section 6(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to AFAC and the Company all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

         (e)   Disclosure Schedule.

               (i) AFAC may update and revise AFAC's Disclosure Schedule to reflect any omission, inaccuracy or development causing a breach of any of the representations and warranties in Section 4 above. Unless Circle has the right to terminate this Agreement pursuant to Section 10(a)(ii) below by reason thereof and exercises that right within the period of ten (10) business days referred to in Section 10(a)(ii) below, the update and revision pursuant to this
Section 6(e)(i) will be deemed to have amended AFAC's Disclosure Schedule, to have qualified the representations and warranties contained in Section 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason thereof.

               (ii) Circle may update and revise Circle's Disclosure Schedule to reflect any omission, inaccuracy or development causing a breach of any of the representations and warranties in Section 5 above. Unless AFAC has the right to terminate this Agreement pursuant to Section 10(a)(iii) below by reason thereof and exercises that right within the period of ten (10) business days referred to in Section 10(a)(iii) below, the update and revision pursuant to this Section 6(e)(ii) will be deemed to have amended Circle's Disclosure Schedule, to have qualified the representations and warranties contained in
Section 5 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason thereof.

               (iii) Each Party will give prompt written notice to the other upon discovering a material breach of any of its own representations and warranties in Section 3, Section 4 or Section 5 above. Except as provided in
Section 6(e)(i) or (ii), no disclosure by any Party pursuant to this
Section 6(e)(iii), however, shall be deemed to amend or supplement Annex I, Annex II, AFAC's Disclosure Schedule or Circle's Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

         (f) Licenses. From the date hereof through the Closing Date, AFAC shall cause Newco, the Company and its Subsidiaries (i) to not take any unreasonable action that would impair the ability of any of the Company and its Subsidiaries to renew or retain its Licenses, and (ii) to take all reasonable actions necessary to maintain the current Licenses to conduct business in each of the applicable jurisdictions in its current status or better, provided that neither AFAC nor the Company shall be obligated to incur out-of-pocket expenses greater than seventeen thousand six hundred dollars ($17,600) with respect to the maintenance of any individual License for a jurisdiction.

         (g) Filings. AFAC shall cause the Company and it Subsidiaries to continue to make all necessary filings with each of the applicable insurance departments and other governmental or regulatory agencies having jurisdiction over the Company and its Subsidiaries.

         (h) State Insurance and Other Regulatory Approvals. Circle shall, in cooperation with AFAC, use its reasonable best efforts: (i) to obtain as promptly as practicable the approval of the Texas, California and Ohio Departments of Insurance to consummate the transactions contemplated hereby;
(ii) to provide notice to the appropriate governmental or regulatory body of each of the other applicable departments of insurance for the jurisdictions set forth at Section 4(b) of AFAC's Disclosure Schedule with respect to the transactions contemplated hereby; and (iii) to obtain all necessary approvals, authorizations and consents of each governmental and regulatory body required to be obtained prior to the Closing Date to consummate the transactions contemplated hereby. Prior to the Closing Date, AFAC shall, and shall cause the Company and each of its Subsidiaries to cooperate with Circle to the fullest extent practicable in seeking to obtain the approval of the Texas, California and Ohio Departments of Insurance and any other necessary governmental approvals, and in providing notice to other insurance departments, and shall provide, and shall cause the Company to provide such information and communications to the Texas, California and Ohio Departments of Insurance and such other governmental and regulatory bodies as Circle may reasonably request in connection therewith.

         (i) Wickes Mortgage Lending. Circle and AFAC agree to negotiate in good faith for an agreement reasonably satisfactory to both Circle and AFAC for the continuance of the mortgage operations of AFL's mortgage division by a subsidiary of Riverside pursuant to which AFL will continue to be the lender with respect thereto after Closing.

         (j) Exclusivity. AFAC and Riverside will not, and will cause the Company and its Subsidiaries not to (and AFAC will not cause or permit the Company to) solicit, initiate, encourage or accept the submission of any proposal or offer from any Person relating to, or agree to or otherwise facilitate, the acquisition of all or any part of the capital stock or the assets of AFAC, Newco, the Company or any of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange), except for sales or dispositions of assets in the Ordinary Course of Business and sales of real estate. AFAC or Riverside shall promptly inform Circle of any such proposals or offers received.

         (k) Other Documents. Prior to the Closing Date, AFAC shall provide Circle with copies of all material filings made by the Company or any of its Subsidiaries with any insurance department or other governmental or regulatory agency (including, without limitation, any tax returns), within ten (10) business days after the filing thereof.

         (l) Intercompany Arrangements. During the period prior to the Closing, all settlements of intercompany liabilities between or among Newco, the Company or any of its Subsidiaries and their respective Affiliates shall be made, and all allocations of intercompany expenses shall be applied substantially consistent with past practice in accordance with the intercompany arrangements set forth in Section 4(x) of AFAC's Disclosure Schedule. Immediately prior to the Closing, all such intercompany arrangements between or among Newco, the Company or any of its Subsidiaries, on the one hand, and Riverside, AFAC and their other Affiliates, on the other hand, shall be terminated and all amounts payable by or to Newco, the Company and its Subsidiaries, to or by Riverside, AFAC and their other Affiliates shall be settled and paid in full. However, this Section 6(l) shall not apply to the sale of real estate in accordance with Section 2(h) above and transfer of Excluded Assets in accordance with Section 2(g) above. Not later than five (5) business days prior to the Closing Date, AFAC shall deliver to Circle a schedule setting forth in reasonable detail the foregoing settlement and payment and the bases therefore.

         (m) Transfer of Certain Employees. Prior to the Closing, AFAC and Riverside shall cause the employees listed on EXHIBIT H to cease to be employees of Newco, the Company or any of its Subsidiaries, either by transfer of employment to Riverside or any of its other Affiliates, or by termination of employment, at the option of AFAC and Riverside. AFAC and Riverside, jointly and severally, shall be responsible for all severance payments and other benefits, if any, due to any such employees as a result of any such transfer or termination of employment. Further, AFAC and Riverside shall be responsible for any disability payments due to Greg Tatum or Leslie Gunter that are not covered by the disability insurance that was in place prior to Closing.

         (n) Operation of Business. Except as otherwise contemplated by this Agreement or as AFAC may otherwise consent to in writing, which will not be unreasonably withheld or delayed, Circle will not and will cause each of its Subsidiaries to not:

               (i) amend its Certificate of Incorporation or Articles of Incorporation or By-laws or merge with or into or consolidate with any other Person, subdivide or in any way reclassify any shares of its capital stock or change or agree to change in any manner the rights of its outstanding capital stock or the character of its business;

               (ii) issue or sell or purchase, or issue options or rights to subscribe to, or enter into any contracts or commitments to issue or sell or purchase, (A) any shares of its capital stock, except for sales or commitments to sell Circle Common Stock at a price of at least $1.00 per share payable in cash, as contemplated by the Conseco Commitment, and the warrants to be issued pursuant to the Conseco Commitment, or (B) any evidence of indebtedness owed by Circle or its Subsidiaries, including bonds, notes, debentures or other evidences of indebtedness;

               (iii) incur any indebtedness for borrowed money in excess of ten thousand dollars ($10,000) or incur or assume any liability in excess of five thousand dollars ($5,000), in each case, outside of the Ordinary Course of Business;

               (iv) declare or pay any dividends or declare or make any other distributions of any kind to its shareholders or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock; or

               (v) enter into any agreement or understanding to do any of the things described in clauses (i) through (iv) above.

7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 or Section 9A below).

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Newco, the Company or a Subsidiary, each of the other Parties shall cooperate with it or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 or Section 9A below).

         (c) Employee Benefit Plan Cooperation. For a reasonable period after the Closing, AFAC agrees to reasonably cooperate with Circle in connection with the transition of the current employees of the Company and its Subsidiaries to becoming covered by Benefit Plans of Circle and shall make available AFAC's personnel and provide reasonable access to Riverside's books and records as shall be necessary to assist in the transition.

         (d) Excluded Assets. To the extent for any reason that the transfers of Excluded Assets are not completely effective prior to or at the Closing, Circle shall cause the Company and its Subsidiaries to promptly complete the transfers after the Closing and to take any such actions necessary to evidence same.

         (e) WINS/Services to Dependable Insurance Company, Inc. Circle agrees to cause the Company to provide the access and use of the WINS computer software and hardware to Dependable Insurance Company, Inc. ("Dependable Insurance") as set forth in Section 13.4 of the Stock Purchase Agreement dated September 22, 1995, pertaining to the sale of Dependable Insurance, a copy of which section is duplicated in EXHIBIT I. AFAC agree(s) to indemnify Circle against any liabilities to Dependable Insurance Company, Inc., arising from Circle's, the Company's and AFL's compliance with this Section 7(e), excluding those liabilities arising as a result of or from Circle's, the Company's or AFL's willful noncompliance or gross negligence.

         (f) SEC Filings and Computer Access. Without charge, Circle shall cause the Company and Subsidiaries to (i) consistent with past practice, cooperate in the preparation and filing of the reports (including the quarterly reports) required to be filed by Riverside with the Securities and Exchange Commission with respect to the quarter that includes the Closing Date; and (ii) provide to Riverside the same level of computer and software access and support as is currently provided until December 31, 1996. Neither Circle, the Company nor any of its Subsidiaries will be liable for any Adverse Consequences incurred by Riverside in connection with the performance of this Section 7(f), other than those caused by the gross negligence or willful misfeasance of Circle, the Company or its Subsidiaries. Prior to December 31, 1996, AFAC will arrange at its cost for the conversion of any computer data that it intends to use after that date and will reimburse Circle for out-of-pocket costs incurred to effect the conversion.

         (g) NALICO-TX. AFL entered into a Stock Purchase Agreement dated as of September 20, 1995, with General American Life Insurance Company for the sale of NALICO-TX, and an Asset Transfer and Assumption Agreement with NALICO-TX for purposes of the transfer of certain assets to and the assumption of liabilities by AFL. The closings contemplated thereunder have occurred. Copies of those agreements have been delivered to Circle. Circle agrees to cause AFL to honor its obligations under those agreements.

         (h) Duane T. Miller. The parties acknowledge that Duane T. Miller will be an employee of AFL after closing and that AFL is not assuming AFAC's obligations under any Employment Agreement or Stock Option Agreement between AFAC and Duane T. Miller. During any period of employment of Mr. Miller by the Company or by its Affiliates during the one-year period after the Closing, he shall be paid compensation by the Company or its Affiliates at least at the level of salary currently paid by AFL.

8.       CONDITIONS TO OBLIGATION TO CLOSE.

         (a) Conditions to Obligation of Circle. The obligation of Circle and CAC to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i)     the representations and warranties set forth in
Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) AFAC shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (iv) AFAC shall have delivered to Circle a certificate to the effect that each of the conditions specified above in Section 8(a)(i)-(iii) is satisfied in all respects;

               (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

               (vi) all approvals, authorizations, and consents from federal and state governmental and regulatory bodies required for the transactions contemplated by this Agreement (including, without limitation, the approval of the transactions contemplated by this Agreement by the Texas, California and Ohio Departments of Insurance) shall have been obtained and shall be in full force and effect and without conditions or limitations reasonably unacceptable to Circle, and Circle shall have been provided with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents;

               (vii) Circle shall have received either (i) certificates of compliance (or the equivalent thereof) dated as of a date not more than sixty
(60) days prior to the Closing Date, with respect to each of the Company and its Subsidiaries, as to the applicable jurisdictions with respect to which it has a License, or (ii) with respect to those jurisdictions with respect to which no certificate of compliance is received, an officer's certificate from AFAC stating that all reports and taxes known to be due have been filed and paid and that there have been no adverse regulatory actions that are pending, except as disclosed in Section 4(d) of AFAC's Disclosure Schedule;

               (viii) each officer and director of Newco, the Company and its Subsidiaries shall have submitted resignations from positions and offices thereof effective the Closing Date;

               (ix) Riverside and AFL shall have consummated the purchase and sale of the Investment Real Estate of AFL upon the terms and conditions set forth on Exhibit F prior to or simultaneously with the Closing;

               (x) except as set forth in Section 4(l) of AFAC's Disclosure Schedule, since December 31, 1995, there has been (a) no change, or development involving a prospective change, in the general affairs, management, shareholders' equity, assets, liabilities, properties, business, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, that has had or may reasonably be expected to have a Material Adverse Effect, other than those resulting from (x) a change in general economic or financial conditions in the United States or (y) matters contemplated under this Agreement, and (b) no material change in the manner in which the business of the Company or its Subsidiaries is conducted other than those resulting from matters contemplated under this Agreement;

               (xi) Circle or CAC shall have, simultaneously with the Closing, either (A) assumed the AFAC Debt in accordance with the Assumption Debt Commitment resulting in the release of AFAC's obligations under the AFAC Debt, or (B) received the proceeds of the Alternative Bank Commitment, in the amount of at least $18,000,000; and, in either case, the lenders of the AFAC Debt shall have terminated all Security Interests in the Company Shares and the Note;

               (xii) Circle or CAC shall have, simultaneously with the Closing, received $20,000,000 in gross proceeds from the sale of its Series B Preferred Stock upon the terms and conditions set forth in the commitment letter (including the accompanying terms sheet), dated February 5, 1996, from Conseco, Inc. to Circle (the "Conseco Commitment");

               (xiii) Simultaneously with the execution and delivery of this Agreement, Riverside, AFAC and Circle shall have entered into the Shareholders' Agreement in the form set forth on Exhibit J attached hereto (the "Shareholders' Agreement");

               (xiv) AFAC and its Subsidiaries shall have given all notices, made all filings and received all authorizations, consents or approvals of all Persons required in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain such authorization, consent or approval would not have a Material Adverse Effect or materially adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement;

               (xv) Circle shall have received from counsel to AFAC and Riverside an opinion in form and substance reasonably satisfactory to Circle and its counsel, addressed to Circle, and dated as of the Closing Date; and

               (xvi) all actions to be taken by AFAC and its Subsidiaries in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Circle.

Circle may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of AFAC. The obligation of AFAC and Newco to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i)     the representations and warranties set forth in
Section 3(b) and Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) Circle shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (iv) Circle shall have delivered to AFAC a certificate to the effect that each of the conditions specified above in Section 8(b)(i)-(iii) is satisfied in all respects;

               (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

               (vi) all approvals, authorizations, and consents from federal and state governmental and regulatory bodies required for the transactions contemplated by this Agreement (including, without limitation, the approval of the transactions by the Texas, California and Ohio Departments of Insurance) shall have been obtained and shall be final and in full force and effect and without conditions or limitations reasonably unacceptable to AFAC, and AFAC shall have been provided with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents;

               (vii) Riverside and AFL shall have consummated the purchase and sale of the Investment Real Estate of AFL upon the terms and conditions set forth on EXHIBIT F prior to or simultaneously with the Closing;

               (viii) AFAC shall have received all right, interest and title to the Excluded Assets in accordance with Section 2(g) above.

               (ix) Circle or CAC shall have, simultaneously with the Closing, either (A) assumed the AFAC Debt in accordance with the Assumption Debt Commitment resulting in the release of AFAC's obligations under the AFAC Debt, or (B) received the proceeds of the Alternative Bank Commitment, in the amount of at least $18,000,000; and, in either case, the lenders of the AFAC Debt shall have terminated all Security Interests in the Company Shares and the Note;

               (x) Circle shall have, simultaneously with the Closing, received $20,000,000 in gross proceeds from the sale of its Series B Non-Voting Redeemable Preferred Stock upon the terms and conditions set forth in the Conseco Commitment;

               (xi) Simultaneously with the execution and delivery of this Agreement, Riverside, AFAC and Circle shall have entered into the Shareholders' Agreement;

               (xii) Circle and its Subsidiaries shall have given all notices, made all filings and received all authorizations, consents or approvals of all Persons required in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain such authorization, consent or approval would not have a Material Adverse Effect or materially adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement;

               (xiii) AFAC shall have received from counsel to Circle an opinion reasonably satisfactory to AFAC and its counsel in form and substance and dated as of the Closing Date; and

               (xiv) all actions to be taken by Circle in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to AFAC; and

               (xv) The Board of Directors of Riverside shall have approved the transactions contemplated by this Agreement and approved Riverside entering into the Shareholders' Agreement.

AFAC may waive any condition specified in this Section 8(b) if AFAC executes a writing so stating at or prior to the Closing.

9.       REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) Survival Period; Indemnification as Remedy. Except as otherwise provided in this Subsection (a) all of the covenants, representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect until January 1, 1998 (or such shorter period as a particular covenant may specifically provide), and then expire. The representations, warranties and covenants set forth in Section 4(y) above and
Section 4(z) above, this Section 9 and Section 9A below shall survive the Closing and continue in full force and effect for a survival period of forever thereafter.

         (b) Indemnification Provisions for Benefit of Circle. In the event AFAC breaches any of its representations, warranties, and covenants contained herein, provided that Circle makes a written claim for indemnification against AFAC pursuant to Section 9(g) below within the applicable survival period, then AFAC agrees to indemnify Circle from and against the entirety of any Adverse Consequences Circle shall suffer through and after the date of the claim for indemnification caused proximately by the breach. Additionally, AFAC will indemnify Circle from and against the entirety of any Adverse Consequences arising out of the State of California's claim that the agents of the Company or its Subsidiaries are employees instead of independent contractors.

         (c) Indemnification Provisions for Benefit of AFAC. In the event Circle or CAC breaches any of its representations, warranties, and covenants contained herein, and, provided that AFAC makes a written claim for indemnification against Circle pursuant to Section 9(g) below within the applicable survival period, then Circle agrees to indemnify AFAC from and against the entirety of any Adverse Consequences AFAC shall suffer through and after the date of the claim for indemnification that are caused proximately by the breach.

         (d)   Matters Involving Third Parties.

               (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9 or Section 9A below, then the Indemnified Party shall promptly (and in any event within ten (10) business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

               (ii) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

               (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 9(d)(ii) above, however, subject to Section 9(d)(iv) below, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

               (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

         (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance proceeds received by the indemnified party and take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 9. All indemnification payments under this Section 9 shall be deemed adjustments to the Merger Consideration. Any Taxes payable under this Section 9 or Section 9A below may be verified by independent public accounting firms selected by each of Circle and AFAC and in the event that the two accounting firms cannot agree, then a third accounting firm shall be selected jointly by such two accounting firms and the decision of the third accounting firm will be final.

         (f) Exclusive Remedy After the Closing. After the Closing, the indemnification provisions in this Section 9 and Section 9A below shall be the exclusive remedy of the Parties for any breach of any certifications, representations, warranties or covenants set forth in this Agreement or in the certificates delivered pursuant to Section 8(a)(iv) and Section 8(b)(iv) above.

         (g) Claim Notice. To be effective, the claim notice for indemnification under this Section 9 or Section 9A below must (i) be sent in accordance with Section 11(h) below; and (ii) set forth in reasonable detail the specific facts and circumstances with respect to the claim.

9A.      TAXES, ADJUSTMENTS AND TAX INDEMNITIES.

         (a) Phase III Tax. AFAC shall indemnify and hold Circle harmless from and against any Phase III tax triggered by the sale by AFL of NALICO-TX to the extent that tax is not otherwise paid by AFAC or Riverside.

         (b) Section 338(h)(10) Election. It is the Parties' intent that the merger pursuant to this Agreement be treated as a purchase and sale of the assets of the Company and its Subsidiaries for federal income Tax purposes, and the Parties shall, in cooperation with each other, prepare a form of election under Section 338(h)(10) of the Code to treat it for federal income Tax purposes as if all the assets of Newco, the Company and its Subsidiaries have been sold to Circle in a fully taxable transaction. AFAC or Riverside and Circle will comply with the Section 338(h)(10)(c) reporting requirements and will take all such other actions as are reasonably necessary to effect such Section 338(h)(10) election. Circle shall cause any refunds of Taxes with respect to Newco, the Company and its Subsidiaries for the periods ending prior to or on the Closing Date to be paid to AFAC, including any relating to the Section 338(h)(10) election. For purposes of the Section 338(h)(10) election the parties agree that the value of the Merger Consideration is $38,600,000 and that it shall be allocated among the assets of Newco, the Company and its Subsidiaries in substantially the manner as set forth in EXHIBIT K to this Agreement.

         (c) Short-Tax Year. The Company and its Subsidiaries will join in the filing of a federal consolidated return with AFAC and Riverside for the period commencing on January 1, 1996, and ending on the Closing Date (the "Short-Tax Year"). AFAC shall indemnify and hold Circle harmless from and against any and all federal income Taxes of AFAC, the Company and its Subsidiaries and of any other member of the Affiliated Group (as defined in Section 1504 (a) of the Code) of which AFAC is a member, that is attributable to the Short-Tax Year, including without limitation those arising from the election under Section 338(h)(10) of the Code set forth in subsection (b) above. AFAC shall be entitled to all refunds of Taxes attributable to Newco, the Company and its Subsidiaries for the Short-Tax Year and Circle shall cause Newco, the Company and its Subsidiaries to pay those to AFAC.

         (d) Hypothetical Tax. For the Short-Tax Year a hypothetical federal income tax (the "Hypothetical Tax") shall be calculated for Newco, the Company and its Subsidiaries as set forth below and as if they were filing a separate return for that period and that tax shall be paid to Riverside. For this purpose:

               (i) the Section 338(h)(10) election shall be treated as not occurring and any tax consequences resulting from that election shall be ignored;

               (ii) any net operating loss and capital loss carryovers and "operations loss deductions" shall be ignored so they are treated as not reducing the taxable income;

               (iii)   the effective tax rate shall be 27.5%; and

               (iv) the small life insurance company deduction shall be ignored so that it is treated as not reducing taxable income.

         Provided, however, that the maximum Hypothetical Tax shall be $430,000.

               The Company shall compute the Hypothetical Tax and present an estimate of that and any reasonably requested support information to Circle and AFAC at least ten (10) business days prior to the projected Closing Date. If Circle agrees with the computation, then the Company and its Subsidiaries shall pay that to Riverside at the Closing. If Circle disagrees with that computation, Circle shall advise AFAC of that disagreement in writing within five (5) business days of the receipt of the computation and of its objections. Then the computation, support information and Circle's objections shall be provided to a neutral accounting firm within three (3) business days that does not provide accounting services to any of the Parties or their affiliates, which accounting firm shall determine the Hypothetical Tax, which determination shall be final. The Parties shall equally share the cost of the accounting firm's determination.

         (e) Closing of Tax Year and Allocation. For federal income Tax purposes, the books of Newco, the Company and it Subsidiaries shall be closed as of the Effective Time in accordance with Treasury Reg. Section 1.1502-76(b)(4). If there are any items of income and expense for which it is not possible to close the books, they shall be prorated for 1996 in proportion to the number of days in 1996 prior to the Closing (allocated to AFAC) and the number of days that are subsequent to the Closing (allocated to Circle).

         (f) Audits. The Parties agree to promptly notify each other upon receipt of notice of any audit of Newco, the Company or any of its Subsidiaries for any taxable year ending prior to or including the Closing Date, and agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company and its Subsidiaries as is reasonably necessary for the preparation and filing of any return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. The Parties shall cooperate with each other in the conduct of any audit or other proceedings involving the Company or any entity with which it is consolidated or combined for any tax purpose and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection (c) provided that, AFAC, upon good faith consultation with Circle, shall have the right to control the resolution of such audit or settlement of proceedings.

         (g) Amended Returns. Circle agrees that it will cause the Company and its Subsidiaries to not amend their Tax Returns for periods prior to 1996 without the consent of AFAC.

         (h) Tax Status of Insurance/Annuity Products. Circle agrees that, after Closing, it will cause the Company and its Subsidiaries to use reasonable best efforts to monitor the life insurance and annuity contracts for which AFAC is making representations and warranties under Section 4(z) for the applicable tax status and will cause the Company and its Subsidiaries to use reasonable best efforts to mitigate any Adverse Consequences that may arise from breach of those representations and warranties.

10.      TERMINATION.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

               (i) Circle and AFAC may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) Circle may terminate this Agreement by giving written notice to AFAC at any time prior to the Closing in the event (A) AFAC has within the then previous ten (10) business days given Circle any notice pursuant to
Section 6(e)(i) above and (B) Circle determines the matter disclosed in the update or revision to AFAC's Disclosure Schedule that is the subject of the notice has had or is reasonably likely to have a Material Adverse Effect;

               (iii) AFAC may terminate this Agreement by giving written notice to Circle at any time prior to the Closing in the event (A) Circle has within the then previous ten (10) business days given AFAC any notice pursuant to Section 6(e)(ii) above and (B) AFAC determines the matter disclosed in the update or revision to Circle's Disclosure Schedule that is the subject of the notice has had or is reasonably likely to have a Material Adverse Effect;

               (iv) Circle may terminate this Agreement by giving written notice to AFAC at any time prior to the Closing (A) in the event AFAC has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Circle has notified AFAC of the breach, and the breach has continued without cure for a period of ten (10) business days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 1996, by reason of the failure of any condition precedent under
Section 8(a) hereof (unless the failure results primarily from Circle itself breaching any representation, warranty, or covenant contained in this Agreement);

               (v) AFAC may terminate this Agreement by giving written notice at any time prior to the Closing in the event that after forty-five (45) days from the date hereof:

                   (A) Circle or CAC has not received either (i) a commitment from the lenders of the AFAC Debt permitting the assumption of the AFAC Debt by Circle or CAC upon terms and conditions that are reasonably acceptable to AFAC (including, without limitation, release of AFAC's obligations thereunder) and reasonably acceptable to Circle (including without limitation, a termination of all Security Interests in the Company Shares and the Note) (the "Assumption Debt Commitment"), or (ii) a commitment reasonably acceptable to AFAC and to Circle for at least $18,000,000 in alternative bank financing (the "Alternative Bank Commitment");

                   (B) Circle has not since December 31, 1995, received at least
               $800,000 from the issuance of 800,000 shares of its common stock; or

                   (C) Circle has not received the approval of the holders of
               Circle's Series A Preferred Stock to issue the Series B Non-Voting Redeemable Preferred Stock to be issued pursuant to the Conseco Commitment and the Series C Preferred Stock.

               (vi) AFAC may terminate this Agreement by giving written notice to Circle at any time prior to the Closing (A) in the event Circle has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, AFAC has notified Circle of the breach, and the breach has continued without cure for a period of ten (10) business days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 1996, by reason of the failure of any condition precedent under
Section 8(b) hereof (unless the failure results primarily from AFAC itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (vii) AFAC or Circle may terminate this Agreement by giving written notice to the other Parties at any time prior to the Closing in the event that any order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or if any suit, action, or legal or administrative proceeding shall be pending which has been brought by a governmental or regulatory body and which challenges consummation of the transactions contemplated hereby, if not dismissed or agreed to be dismissed prior to the giving of notice of termination, which notice may not be given prior to the tenth (10th) business day after suit, action or proceeding is brought.

               (viii) Circle or AFAC may terminate this Agreement by giving written notice prior to the Closing in the event that, after ten (10) business days from the date hereof, Riverside's Board of Directors shall not have approved the transactions contemplated by this Agreement and approved Riverside entering into the Shareholders' Agreement.

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for a pre-existing breach of this Agreement or a wrongful termination not in accord with Section 10(a) above); provided, however, that this Section 10 and the confidentiality provisions contained in Section 6(d) above shall survive termination. In the event that, at any time after the termination of this Agreement by any Party for any reason whatsoever, Riverside and its Subsidiaries, directly or indirectly, shall cease to own at least a majority of the outstanding voting securities of AFL or shall sell or otherwise transfer (by merger, consolidation, sale of assets or otherwise) to any third Person (other than Circle or its Affiliates or Riverside and its Affiliates) all or any substantial part of AFL's assets other than in the Ordinary Course of Business, then upon the occurrence of any such event, AFAC shall promptly pay to Circle the amount of $100,000 by wire transfer or other immediately available funds.

11.      MISCELLANEOUS.

         (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Circle and AFAC; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Circle and AFAC.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby except that each shall equally bear the filing fees payable in connection with the Hart-Scott-Rodino-Act as set forth in Section 6(b) above.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to AFAC:       American Financial Acquisition Company
                                    c/o Kenneth M. Kirschner, Esquire
                                    One Independent Drive, Suite 2000
                                    Jacksonville, FL  32202
                                    Facsimile: (904) 358-2199

         Copy to:          Kirschner, Main, Petrie,
                                    Graham, Tanner & Demont
                                    Professional Association
                                    One Independent Drive, Suite 2000
                                    Jacksonville, FL  32202
                                    Facsimile: (904) 358-2199

                                    Attention:  Barry C. Averitt, Esquire

         If to Circle:     Circle Investors, Inc.
                                    251 N. Illinois Street, Suite 1680
                                    Indianapolis, IN  46204
                                    Facsimile: (317) 237-3371

                                    Attention:  R. Matthew Neff, President

         Copy to:          Baker & Daniels
                                    300 North Meridian Street, Suite 2700
                                    Indianapolis, IN  46204-1782
                                    Facsimile: (317) 237-1000

                                    Attention:  J. Jeffrey Brown, Esquire

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Indiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

         (j) Attorneys' Fees. If any legal action, arbitration proceeding or similar proceeding is brought for the enforcement or interpretation of this Agreement or any of its provisions, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees in addition to any other relief which may be granted.

         (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first above written.

                                     "CIRCLE"

                                     CIRCLE INVESTORS, INC.

                                     By:

                                     Title:__________________________


                                     "CAC"

                                     CIRCLE ACQUISITION CORP.


                                     By:

                                     Title:__________________________


                                     "AFAC"

                                     AMERICAN FINANCIAL ACQUISITION
                                     COMPANY


                                     By: /s/ Kenneth M. Kirschner

                                     Title: Vice President
                                            __________________________

                                     "NEWCO"

                                     SECURUS FINANCIAL CORPORATION

                                     By: /s/ Kenneth M. Kirschner

                                     Title: Vice President
                                            __________________________

                                    EXHIBIT A

                                   Definitions

         "Additional Merger Cash" has the meaning set forth in Section 2(b)(ii) of this Agreement.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses. However, with respect to the Licenses, the maximum Adverse Consequences for inability to use or loss of a License is seventeen thousand six hundred dollars ($17,600).

         "AFAC Debt" means $18,000,000 of the indebtedness outstanding pursuant to the Credit Agreement, dated as of April 19, 1994, as amended, among AFAC, Bank of Montreal and First Interstate Bank of California.

         "AFAC's Disclosure Schedule" has the meaning set forth in Section 4(a) of this Agreement.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504.

         "AFL" has the meaning set forth in the preface of this Agreement.

         "Alternative Bank Commitment" has the meaning set forth in
Section 10(a)(v)(A) of this Agreement.

         "Applicable Rate" means the base rate on corporate loans as published in the Midwest Edition of The Wall Street Journal (or any successor publication) under the caption "Prime Rate."

         "Articles of Merger" has the meaning set forth in Section 2(d) of this Agreement.

         "Assumption Debt Commitment" has the meaning set forth in
Section 10(a)(v)(A) of this Agreement.

         "Aztec Life" has the meaning set forth in the preface of this Agreement.

         "Benefit Plan" means any benefit plan, contract or arrangement (regardless of whether it in funded or unfunded) covering any employee or former employee of the Company or any of its Subsidiaries, including, without limitation, any Employee Benefit Plan, any employment or severance contract with any director, officer or employee, any profit sharing, stock bonus or stock option plan, or any plan of deferred compensation.

         "CAC" has the meaning set forth in the preface of this Agreement.

         "Circle" has the meaning set forth in the preface of this Agreement.

         "Circle Common Stock" has the meaning set forth in Section 2 of this Agreement.

         "Circle's Disclosure Schedule" has the meaning set forth in Section 5 of this Agreement.

         "Closing" has the meaning set forth in Section 2(c) of this Agreement.

         "Closing Date" has the meaning set forth in Section 2(c) of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the preface of this Agreement.

         "Company Share" means any share of the Common Stock, par value one dollar ($1.00) per share, of the Company.

         "Confidential Information" means any information concerning the businesses and affairs of the Company and its Subsidiaries that is not already generally available to the public.

         "Conseco Commitment" has the meaning set forth in Section 8(a)(xii) of this Agreement.

         "Controlled Group of Corporations" has the meaning set forth in
Section 1563 of the Code.

         "Dependable Insurance" has the meaning set forth in Section 7(e) of this Agreement.

         "Effective Time" has the meaning set forth in Section 2(e)(i) of this Agreement.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program, including, without limitation, any plan intended to be a "cafeteria plan" under Code Sec. 125.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

         "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Riverside, AFAC, Newco, the Company and its Subsidiaries have done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" are the assets listed on Exhibit D attached hereto.

         "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Good Standing" means that the applicable entity has not been dissolved and has paid the franchise taxes, if any, and filed all necessary reports due and owing to date to avoid being disqualified to do business in a foreign jurisdiction or dissolved in its jurisdiction of incorporation.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hypothetical Tax" has the meaning set forth in Section 9A of this Agreement.

         "Indemnified Party" has the meaning set forth in Section 9(d) of this Agreement.

         "Indemnifying Party" has the meaning set forth in Section 9(d) of this Agreement.

         "Insurance Annual Statements" has the meaning set forth in Section 4(i) of this Agreement.

         "Knowledge" means actual knowledge after reasonable inquiry of an employee of the applicable entity responsible for having knowledge of the matter in question.

         "Liberty" means Liberty Bankers Life Insurance Company, an insurance company chartered under the laws of the State of Ohio.

         "License(s)" means all applicable governmental licenses, certificates of authority, permits, consents and/or authorizations to transact insurance business in a jurisdiction.

         "Material Adverse Effect" means a material adverse effect on the assets, liabilities, properties, business, operations, financial condition or results of operations of (a) in the case of AFAC and its Subsidiaries (i) Newco, the Company and its Subsidiaries taken as a whole or (ii) AFL standing alone and
(b) in the case of Circle and its Subsidiaries, Circle and its Subsidiaries take as a whole.

         "Merger" has the meaning set forth in Section 2(a) of this Agreement.

         "Merger Cash" has the meaning set forth in Section 2(b) of this Agreement.

         "Merger Consideration" has the meaning set forth in Section 2(b) of this Agreement.

         "Merger Shares" has the meaning set forth in Section 2(b)(iv) of this Agreement.

         "Monthly Financial Statements" has the meaning set forth in
Section 5(j) of this Agreement.

         "Most Recent Company Financial Statements" has the meaning set forth in
Section 4(i) of this Agreement.

         "Most Recent Circle Financial Statements" has the meaning set forth in
Section  5(i) of this Agreement.

         "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

         "NALICO-TX" has the meaning set forth in the preface of this Agreement.

         "Newco" has the meaning set forth in the preface of this Agreement.

         "Newco Shares" means any shares of Common Stock of Newco.

         "Note" has the meaning set forth in the preface of this Agreement.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party and Parties" has the meaning set forth in the preface of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental or regulatory entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

         "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

         "Riverside" has the meaning set forth in the preface of this Agreement.

         "SAP" means statutory accounting practices prescribed or permitted by the insurance commission of the States of Texas or California, including all rules and regulations applicable thereto.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, and (c) liens securing rental payments under capital lease arrangements.

         "Series C Preferred Stock" has the meaning set forth Section 2(b) of this Agreement.

         "Shareholders' Agreement" has the meaning set forth in
Section 8(a)(xiii) of this Agreement.

         "Short-Tax Year" has the meaning set forth in Section 9A of this Agreement.

         "Statutory Values" has the meaning set forth in Section 2(g) of this Agreement.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2(a) of this Agreement.

         "Taxes" means all federal, state and local income, profits, franchise, premium, sales, use, occupancy, severance, excise, value added, property, withholding and other taxes (including interest, penalties and any additions to tax) of any nature whatsoever.

         "Tax Returns" means all federal, state and local tax returns, tax reports, and declarations of estimated tax required under applicable law to be filed by or with respect to the income, operations or assets of Newco, the Company or any of its Subsidiaries or any consolidated, combined, or unitary group of which the Company or any of its Subsidiaries is a member.

         "Third Party Claim" has the meaning set forth in Section 9(d) of this Agreement.

                                    EXHIBIT B


                Terms of Series C Preferred Stock

    Section 5.8. Terms of Series C Preferred Stock. The designation, preferences, limitations and relative voting and other rights of the shares of the third series of the authorized Special Shares of the Corporation (such series being hereinafter called the "Series C Preferred Stock"), in addition to those set forth in these Articles of Incorporation which are applicable to Special Shares of all series, are hereby fixed as follows:

    (a) Designation and Amount; Stated Value. The shares of such series shall be designated "Series C Preferred Stock" and the number of authorized shares constituting such series shall be Three Thousand, Six Hundred (3,600) shares.

    (b) Rank. The Series C Preferred Stock shall, with respect to rights upon liquidation, winding up or dissolution, rank (I) junior to the Corporation's Series B Non-Voting Redeemable Preferred Stock and to any other series of Special Shares hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series C Preferred Stock as to the distribution of assets upon liquidation (the "Senior Preferred Stock"), (ii) pari passu with the Corporation's Series A Preferred Stock (the "Series A Preferred Stock") or any other series of Special Shares hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank pari passu with the Series C Preferred Stock as to the distribution of assets upon liquidation (the "Parity Preferred Stock") and (iii) prior to any other series of Special Shares or other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, all classes of the common stock of the Corporation, whether now existing or hereafter created (all of such classes or series of capital stock and other equity interests of the Corporation, including, without limitation, the Common Shares of the Corporation, are collectively referred to herein as the "Junior Securities").

    (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders after liquidation of any Senior Preferred Stock and before distributions in respect of Junior Securities, an amount in cash or property (valued at its fair market value), or a combination thereof, equal to $1,000 per share (prorated for fractional shares)(such $1,000 per share being the "Liquidation Value"), plus the aggregate amount of dividends imputed with respect thereto pursuant to Section 5.8(d) below. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series C Preferred Stock and any Parity Preferred Stock are not paid in full, the holders of the Series C Preferred Stock and of such Parity Preferred Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Neither the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, nor the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 5.8(c).

    (d) Imputed Dividends. Dividends shall not be payable on the Series C Preferred Stock, except upon the liquidation, dissolution or winding up of the Corporation as provided for in Section 5.8(c) above. Solely for purposes of
Section 5.8(c), dividends shall be imputed on the Liquidation Value ($1,000 per share) of the Series C Preferred Stock from the date of original issuance (the "Issue Date") at a variable per annum rate of, for the period from the Issue Date through August 25, 1997, the Bank Prime Rate plus one and one-half percent (1.5%) and, thereafter, the Bank Prime Rate plus one percent (1%), such rate to adjust quarterly on the last day of each calendar quarter to reflect any change in the Bank Prime Rate. For purposes hereof, the term "Bank Prime Rate" shall mean the base rate on corporate loans as published in the Midwest Edition of the Wall Street Journal (or any successor publication) under the caption "Prime Rate". Imputed dividends shall be cumulative from the Issue Date and shall be computed on the basis of a 360-day year of twelve 30-day months.

    (e) Voting Rights. Except as may be required by law, the holders of shares of Series C Preferred Stock in their capacity as such have no voting rights.

    (f) Conversion. The shares of Series C Preferred Stock shall be convertible into Common Shares of the Corporation subject to the following terms and conditions:

         (i) Conversion Related to Series A Preferred Stock. At any time and from time to time upon

(A) any redemption by the Corporation of any shares of Series A Preferred Stock, or

(B) any conversion of any shares of Series A Preferred Stock into Common Shares of the Corporation, then, upon the happening of such event, that number of shares of Series C Preferred Stock equal to the number of shares of Series A Preferred Stock so redeemed or converted, as the case may be, shall automatically and immediately be converted into Common Shares of the Corporation.

         (ii) Other Conversion Events. All of the outstanding shares of Series C Preferred Stock shall automatically and immediately be converted into Common Shares of the Corporation upon the first to occur of the following events: (A) the closing of the initial public offering and sale, pursuant to a registration statement filed by the Corporation under the Securities Act of 1933 with the Securities and Exchange Commission (other than a registration statement filed on Form S-8 or any successor thereto), of Common Shares (such offering and sale is herein called the "IPO"); (B) the date on which the Secured Promissory

Note, dated as of ________, 1996, issued by Riverside Group, Inc., a Florida corporation, to American Founders Life Insurance Company, a Texas life insurance company, together with all interest and other charges accruing with respect thereto, is indefeasibly paid in full or (C) the acquisition, whether in a single or series of transaction, by any "person" (including a group), as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (other than the holder or any group including the holder), of voting securities of the Corporation having fifty-one percent (51%) or more of the aggregate voting power of all then outstanding voting securities of the Corporation.

         (iii) Conversion Price. The shares of Series C Preferred Stock shall be converted into fully paid and nonassessable Common Shares. The number of Common Shares issued upon conversion of each share of Series C Preferred Stock shall be equal to the quotient of the Liquidation Value divided by the Conversion Price then in effect. The price at which Common Shares shall be delivered upon conversion (herein called the "Conversion Price") shall be one hundred fifty percent (150%) of the Common Share Book Value. For purposes hereof, the term "Common Share Book Value" shall mean the sum of (A) $________ [this amount will be inserted and will be the book value per share of the Corporation's outstanding Common Shares determined in accordance with generally accepted accounting principles as applied by the Corporation as of [the last day of the calendar quarter next preceding] the Issue Date], plus

    (B) the aggregate amount (on a basis per share of the Corporation's outstanding Common Shares) of all amounts paid or contributed to the Corporation after the Issue Date and on or prior to the Conversion Date (as hereinafter defined) in consideration for, or as a capital contribution in respect of, shares of the Corporation's Common Shares otherwise than pursuant to an IPO. No payment or adjustment shall be made in respect of accrued dividends on Common Shares. No fractional Common Shares will be issued; and a cash payment will be paid in lieu of any fractional share in an amount equal to the same fraction of the Common Share Book Value.

         (iv) Conversion Notices. Within ten (10) business days after the date (the "Conversion Date") of any of the events causing a conversion of shares of Series C Preferred Stock pursuant to Section 5.8(f)(i) or (ii) above, the Corporation shall give written notice thereof (a "Conversion Notice") by mail, postage prepaid, to the holders of record of the Series C Preferred Stock so converted, addressed to each such holder at his post office address as shown by the records of the Corporation. In case of the conversion of less than all of the outstanding shares of Series C Preferred Stock, the shares to be converted shall be selected by lot or in a substantially equivalent manner as the Board of Directors shall determine from among the outstanding shares of Series C Preferred Stock. The shares of Series C Preferred Stock so converted shall be deemed to have been converted as of the close of business on the Conversion Date, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of the close of business on such Conversion Date.

         (v) Certificates. Each holder of shares of Series C Preferred Stock converted hereunder shall surrender the certificate or certificates therefor, duly endorsed to the Corporation or in blank, at the office of the Corporation or at such other place or places, if any, as the Board of Directors of the Corporation shall have designated, together with the name or names (with addresses) in which he wishes the certificate or certificates for Common Shares to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of shares of Series C Preferred Stock, or to his nominee or nominees, certificates for the number of full Common Shares to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Notwithstanding that any certificate for shares so converted shall not have been so surrendered on or after the Conversion Date, upon the Conversion Date the shares of Series C Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of shares of Series C Preferred Stock (except the right to receive a certificate or certificate representing such Common Shares, together with cash in lieu of any fraction of a share, as hereinabove provided) shall cease and terminate.

         (vi) Adjustment of Conversion Price. In case, at any time after the Issue Date, the Corporation shall (A) pay a dividend in shares of its Common Shares, (B) subdivide its outstanding Common Shares, (C) combine its outstanding Common Shares into a smaller number of shares, or (D) issue by reclassification of its Common Shares any shares of the Corporation, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above, had such share of Series C Preferred Stock been converted immediately prior to the happening of such event.

         (vii) Reorganizations. In case of any capital reorganization of the Corporation or any reclassification of the Common Shares of the Corporation (other than a reclassification covered by Section 5.8(f)(vi)(D)) or in case of the consolidation or merger of the Corporation with or into any other corporation or of the sale, lease or other disposition of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, there shall be no adjustment of the Conversion Price pursuant to
Section 5.8(f)(vi) hereof, but each share of Series C Preferred Stock shall, after such capital reorganization, reclassification of Common Shares, consolidation, merger or sale, lease or other disposition, be convertible into the kind and amount of shares of stock or other securities or property (including cash) to which the holder of the number of Common Shares deliverable (immediately prior to the time of such capital reorganization, reclassification of Common Shares, consolidation, merger, sale, lease or other disposition) upon conversion of such share of Series C Preferred Stock would have been entitled upon such capital reorganization, reclassification of Common Shares, consolidation, merger, sale, lease or other disposition; and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 5.8(f) with respect to the rights and interests thereafter of the holders of the shares of Series C Preferred Stock, to the end that the provisions set forth in this Section 5.8(f) shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series C Preferred Stock. Any such adjustment shall be made by the Board of Directors (whose determination shall be conclusive). The provisions of this Section 5.8(f)(vii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases or other dispositions.

         (viii) Reservation of Common Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares and its issued Common Shares held in its treasury, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, the full number of Common Shares then issuable upon the conversion of all outstanding shares of Series C Preferred Stock.

         (ix) Status of Converted Stock. Following the conversion of any share of Series C Preferred Stock into Common Shares, the shares of Series C Preferred Stock so converted shall revert to the status of authorized but unissued Special Shares of the Corporation, undesignated as to series, and thus be available for further issuance in accordance with applicable law.

    (g) No Sinking Fund. The Series C Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

    (h) Restriction on Issuance of Senior Preferred Stock or Parity Preferred Stock. The Corporation shall not authorize or issue any shares of Senior Preferred Stock or Parity Preferred Stock without the prior written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock. Whenever the consent of the holders of shares of Series C Preferred Stock is required under this Section 5.8(h), the Board of Directorsof the Corporation shall fix a record date for the purposes of determining the holders entitled to grant or withhold such consent, which date may not be earlier than the date seventy (70) days immediately preceding the date such consent is requested.

                                    EXHIBIT C

                               Articles of Merger


                                STATE OF ARIZONA

                              ARTICLES OF MERGER OF

                CIRCLE ACQUISITION CORP., an Arizona corporation

                                      INTO

              SECURUS FINANCIAL CORPORATION, an Arizona corporation

         Pursuant to the provisions of Section s 10-1105, Arizona Revised Statutes, the undersigned corporations adopt the following Articles of Merger:

FIRST: The Plan of Merger attached hereto as Exhibit A was adopted by each of the undersigned corporations in the manner prescribed by the laws of the jurisdiction under which each such corporation was organized.

SECOND: The number of outstanding shares of each class and series of the undersigned corporations are as follows:

                                           Number of
            Name of                         Shares               Designation of
          Corporation                     Outstanding            Class & Series
          -----------                     -----------            --------------
Circle Acquisition Corp.,                     100                    Common
an Arizona corporation

Securus Financial Corporation,                100                    Common
an Arizona corporation

THIRD: None of such outstanding shares were entitled to vote as a class or series with respect to the merger.

FOURTH: All of the outstanding shares of Circle Acquisition Corp., an Arizona corporation, were voted for the Plan of Merger; no shares were voted against the Plan of

               Merger. The number of shares voted for the Plan of Merger was sufficient for approval of the Plan of Merger.

FIFTH: All of the outstanding shares of Securus Financial Corporation, an Arizona corporation, were voted for the Plan of Merger; no shares were voted against the Plan of Merger. The number of shares voted for the Plan of Merger was sufficient for approval of the Plan of Merger.

SIXTH: The name and address of the know place of business of the surviving corporation are:

               Securus Financial Corporation
               2720 East Camelback Road
               Phoenix, Arizona 85016

SEVENTH: The name and address of the statutory agent of the surviving corporation are:

               Gallagher & Kennedy Service Corporation
               2600 North Central Avenue
               Phoenix, Arizona 85004

EIGHTH: There are no amendments to the articles of incorporation of the surviving corporation.

DATED:         March ___, 1996

                                             SECURUS FINANCIAL CORPORATION,
                                             an Arizona corporation

                                             By:___________________________
                                                Wayne A. Schreck, President

                                             By:_________________________

                                                Denise L. Thoren, Secretary

                                             CIRCLE ACQUISITION CORP., an
                                             Arizona Corporation

                                             By:___________________________
                                                R. Matthew Neff, President

                                             By:___________________________
                                                Daniel S. Jones, Secretary

                                    EXHIBIT D

                                 Excluded Assets

                                                                    12/31/95
Description                                                      Statutory Value
- --------------------------------------------------------------------------------
Wickes Lumber Company Common Stock                                  4,757,430
UGI C/S Warrants                                                           52
Stokes Note                                                                 0
Lehigh Group C/S                                                            0
ESOP Note Receivable AFL                                               61,173
ESOP Note Receivable Aztec                                             48,828

                             EXHIBIT E (PART 1 OF 3)

                        Certain Information and Documents
                     Relating to Transfer of Excluded Assets

         Exhibit E has three (3) parts. This page, is Part 1. The others are the Asset Purchase Agreement (Part 2 of 3) and the Assignment (Part 3 of 3).


         Proposed Contemplated Assignment language: It is intended that all shares of the Wickes Lumber Company stock be transferred to AFAC at or prior to the Effective Time without any payment or consideration to anyone.

         The transfer of the Wickes Lumber Company stock contemplated under the Merger Agreement may occur through a purchase of the Wickes Lumber Company stock by Newco from AFL in return for a promissory note of Newco, followed by an assignment to AFAC by Newco, with the obligations under the note remaining solely those of Newco without encumbering the Wickes Lumber Company stock after the Effective Time.

                             EXHIBIT E (PART 2 OF 3)

                            Asset Purchase Agreement


                            ASSET PURCHASE AGREEMENT
          [FOR EXCLUDED ASSETS OTHER THAN WICKES LUMBER COMPANY STOCK]

     THIS AGREEMENT (the "Agreement") is made as of this _____ day of ___________, 1996, by and between American Founders Life Insurance Company ("Seller"), and ______________________________, a _______________ ("Buyer").

                                    RECITALS

      A Merger Agreement dated March _____, 1996, the parties to which included American Financial Acquisition Corporation and Circle Investors, Inc. (as such agreement may be amended or modified, the "Merger Agreement") will affect the beneficial ownership of Seller.

      The Merger Agreement provides for the transfer of "Excluded Assets" upon or immediately prior to the merger contemplated therein. This Agreement is intended to effectuate the transfer of those Excluded Assets listed on EXHIBIT A.

     NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Seller and Buyer hereby agree and take such other actions as follows:

     1. Seller agrees to assign, transfer and convey unto Buyer any and all right, title and interest of Seller in the assets listed in EXHIBIT A, attached hereto and incorporated herein by reference and any and all rights associated therewith (the "Purchased Assets") at the Closing (as defined below). This sale is on an "as is" basis.

     2. The Purchase Price is $__________, which is payable in immediately-available funds.

     3. The closing for the purchase and sale contemplated herein is taking place simultaneously with the execution and delivery of this Agreement (the "Closing").

     4. Seller agrees to take the actions necessary for Buyer to receive the Purchased Assets, whether the actions are before or after the Closing. Without limiting the above, Seller agrees to execute and deliver such other stock powers, instruments and documents as reasonably requested by Buyer, whether before or after Closing, in order to effect the intent of this Agreement.

     5. Each of the parties represents and warrants that it has full power and authority to enter into and perform this Agreement, and that it has been duly authorized by its board of directors.

     IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be duly executed on the day and year first above written.

                                                          "Seller"

Witnesses:                                      AMERICAN FOUNDERS LIFE INSURANCE
                                                          COMPANY

______________________________          By:__________________________
                                                          Its ______ President

______________________________

                                                          "Buyer"

Witnesses:                                    [_____________________________]

______________________________          By:__________________________

                                                          Its _____ President

______________________________

                                    EXHIBIT A

                                 List of Assets

                             EXHIBIT E (PART 3 OF 3)

                                   ASSIGNMENT
                   [FOR SHARES OF WICKES LUMBER COMPANY STOCK]

         THIS ASSIGNMENT (the "Assignment") is made as of this _____ day of ___________, 1996, in favor of American Financial Acquisition Corporation ("Assignee") by __________________ ("Assignor").



                                    RECITALS



          A Merger Agreement dated March _____, 1996, the parties to which included American Financial Acquisition Corporation and Circle Investors, Inc. (as such agreement may be amended or modified, the "Merger Agreement") will affect the beneficial ownership of Assignor.

          The Merger Agreement provides for the transfer of "Excluded Assets" upon or immediately prior to the merger contemplated therein. The shares of Wickes Lumber Company common stock (the "Wickes Stock") are Excluded Assets. This Assignment is intended to effectuate the transfer of the Wickes Stock.

         NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys, as set forth herein and agrees as set forth herein.

         1. Assignor hereby assigns, transfers and conveys unto Assignee any and all right, title and interest of Assignor in any and all shares of Wickes Stock and any and all rights associated therewith.

         2. Assignor agrees to take the actions necessary for Assignee to receive the Assigned Assets, whether the actions are before or after the Closing of the merger contemplated in the Merger Agreement, in order to effect the intent of this Assignment. Without limiting the above, Assignor agrees to execute and deliver such stock powers, instruments and documents as reasonably requested by Assignee.

         3. Each of the parties represents and warrants that it has full power and authority to enter into and perform this Assignment, and that it has been duly authorized by its board of directors.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed on the day and year first above written.



                                             "Assignor"


Witnesses:


______________________________               By:__________________________
                                                Its ______ President

______________________________


                                             "Assignee"

Witnesses:                                   AMERICAN FINANCIAL ACQUISITION
                                             CORPORATION


______________________________               By:__________________________
                                                Its _____ President

                                    EXHIBIT F

             PURCHASE BY RIVERSIDE OF INVESTMENT REAL ESTATE OF AFL

1.       Sale and Purchase of Investment Real Estate.

         (a) Simultaneously with the Closing, Riverside shall purchase from AFL, and AFL shall sell to Riverside, all of the investment real estate then owned by AFL and more particularly described S4(n)(i) of AFAC's Disclosure Schedule (the "Real Estate"), upon the terms and conditions set forth in this Exhibit F, free and clear of the lien of Barnett Bank listed in _4(n)(ii) of AFAC's Disclosure Schedule and all other Security Interests (including, without limitation, any purchase money security interest) other than the Mortgages described below and customary matters of record.

         (b) After the date of this Agreement and prior to the Closing, without the prior written consent of Circle, AFAC shall not (i) permit AFL to sell any of the Real Estate for less than the price therefor set forth in _4(n)(i) of AFAC's Disclosure Schedule or, if no price is set forth therein, its 1995 AppraisedValue (as hereinafter defined), or (ii) suffer to exist any Security Interest (including, without limitation, any purchase money security interest) on the Real Estate that is not set forth in _4(n)(i) of AFAC's Disclosure Schedule.

2.       Purchase Price; Payment.

         (a) The aggregate purchase price for the Real Estate shall equal $20,350,000, as adjusted downward for any sales of any parcels of the Real Estate permitted by Section 1(b) above prior to the Closing (as so adjusted, if adjusted, the "Purchase Price"). Any such adjustment shall be equal to the aggregate net proceeds received by AFL upon the sale of the parcel(s) sold.

         (b) At the closing of the sale and purchase of the Real Estate, Riverside shall deliver the Purchase Price to AFL as follows:

                  (i) an amount equal to 10% of the Purchase Price shall be paid in cash to AFL by wire transfer or delivery of other immediately available funds; and

                  (ii) an amount equal to 90% of the Purchase Price shall be paid by delivery to AFL of a Secured Promissory Note of Riverside having the terms described in Section 3 below and otherwise in form and substance reasonably satisfactory to Circle and Riverside (the "Note").

3.       Significant Terms of the Note; Mortgages.

         (a) The principal amount of the Note shall be amortized over a period of 20 years, and amortized payments of principal shall be made on each anniversary of the date of the Note; provided, that the aggregate remaining principal of and accrued interest on the Note shall be due and payable on the seventh anniversary of the date of the Note.

         (b) The outstanding principal of the Note shall bear interest at the floating rate equal to the three-month London Interbank Offered Rate (LIBOR) plus 3.0%, payable annually in arrears. The interest rate shall be adjusted on a quarterly basis.

         (c) The Note shall be secured by first priority mortgages covering all of the Real Estate, having the terms described herein and such other terms and conditions as are customary for first mortgages covering comparable real estate, and otherwise in form and substance reasonably satisfactory to Circle and Riverside (the "Mortgages"). Each Mortgage shall cover one or more parcels of the Real Estate such that no single Mortgage will cover more than $3,000,000 of the Real Estate, based upon its appraised value as shown on the appraisal report of Coldwell Banker as of December 1, 1995 or Walter M. Lampe as of December 6, 1995, as applicable (the "1995 Appraised Value"). For purposes of subsection (d) below, the aggregate principal amount of the Note outstanding from time to time shall be allocated among the Mortgages based on the relative appraised values of the Real Estate subject thereto, based on the foregoing appraisal report, and such allocation shall not thereafter be adjusted.

         (d) Commencing with the first anniversary of the date of each Mortgage, and on each anniversary date thereafter until such Mortgage has been released, Riverside shall, at Riverside's expense, provide AFL with an appraisal of the Real Estate subject to such Mortgage, as performed by an independent certified appraiser that is mutually acceptable to Riverside and AFL. To the extent that the outstanding principal amount of the Note allocated to such Real Estate as provided in subsection (c) above (after taking into account all payments of principal on such anniversary date) exceeds (i) with respect to the first anniversary date, 85.0%, or (ii) with respect to each anniversary date there after, 80.0%, of the appraised value thereof, based on such appraisal (as applicable, the "Required Loan-to-Value Ratio"), then Riverside shall, prior to the next succeeding December 31, make an additional principal payment on the
Note in an amount sufficient to achieve the Required Loan-to-Value Ratio.

         (e) A parcel of Real Estate subject to a Mortgage may be sold by Riverside only in any transaction by which Riverside receives net sale proceeds in cash in an amount at least equal to an amount agreed to by Riverside and AFL prior to such sale. Upon any such sale, the entire net proceeds thereof shall be paid to AFL and the related Mortgage shall be released to the extent thereof. AFL shall apply such payment to the payment of the Note as follows:

                  (i) First, to fund an escrow account for the payment of property taxes related to the Real Estate, to the extent required for such purpose;

                 (ii) Second, to the payment of accrued and unpaid interest, to the extent thereof;


                 (iii) Third, to the payment of any and all past due principal of the Note, to the extent thereof; and

                (iv) Fourth, to the payment of principal of the Note in the order of maturity.

         (f) The Note shall be non-recourse beyond the collateral provided by the Mortgage and in Section 4 below.

4.       Riverside Pledge Agreement.

         (a) Simultaneously with its delivery of the Note, Riverside and AFAC shall deliver to Circle a Pledge Agreement having the terms described in this
Section 4 and otherwise in form and substance reasonably satisfactory to Circle and Riverside (the "Pledge Agreement"), together with the collateral described in subsection (c) below.

         (b) The Pledge Agreement shall provide additional security to Circle for the payment of indebtedness evidenced by the Note, to the extent of the collateral pledged thereunder. The Pledge Agreement shall continue and be in full force and effect until all of the indebtedness evidenced by the Note shall have been indefeasibly paid in full.

         (c) Riverside and AFAC shall pledge to Circle (i) the 3,600 shares of Series C Preferred Stock issued to AFAC in the Merger, (ii) the 2,267,000 shares of Circle Common Stock issued to AFAC in the Merger and (iii) 1,000,000 shares of common stock of Wickes Lumber Company ("Wickes Stock") (collectively, the "Collateral"); in each case subject to adjustment as provided for in subsection
(d) below; provided, however, that after an IPO (as defined in the Shareholders Agreement), unpledged shares of Circle Common Stock of equal fair market value may be substituted for the Wickes Stock, which may then be transferred free of restriction.

         (d) Within five business days after the end of each calendar quarter, Circle shall calculate the Collateral Ratio and the Collateral Value, each as of the end of such quarter, and shall deliver a copy of such calculations to Riverside. As used herein:

                  (i) "Collateral Ratio" means the dollar amount equal to 116% of the outstanding principal amount of the Note as of the end of such quarter.

                  (ii) "Collateral Value" means the sum of the Series C Preferred Value, the Circle Common Stock Value, the Wickes Stock Value and the Real Estate Collateral Value.

                  (iii) "Series C Preferred Value" means $1,000 per share, multiplied by the number of shares of Series C Preferred Stock pledged to Circle as of the end of such quarter.

                 (iv) "Circle Common Stock Value" means $1 per share (or, if the Circle Common Stock is publicly traded, the average closing sale price of the Circle Common Stock on the principal exchange (including the Nasdaq National Market System) on which such stock is listed or, if the Circle Common Stock is not listed on any exchange, the average closing bid price of the Circle Common Stock as reported by Nasdaq, in either case for the 30-trading day period ending on the last day of such quarter), multiplied by the num ber of shares of Circle Common Stock pledged to Circle as of the end of such quarter.

                  (v) "Wickes Stock Value" means the average closing sale price of the Wickes Stock on the principal exchange (including the Nasdaq National Market System) on which such stock is listed or, if the Wickes Stock is not listed on any exchange, the average closing bid price of the Wickes Stock as reported by Nasdaq, in either case for the 30-trading day period ending on the last day of such quarter, multiplied by the number of shares of Wickes Stock pledged to Circle as of the end of such quarter.

                  (vi) "Real Estate Collateral Value" means the sum of:

                  (x) (A) with respect to the first calculation thereof, $12,000,000 minus 66% of the aggregate amount of any adjustment made to the Purchase Price pursuant to Section 2(a) above, or (B) with respect to each quarterly calculation thereafter, the Real Estate Collateral Value calculated as of the end of the prior quarter preceding such calculation, minus (y) 66% of the aggregate amount of all payments of principal of the Note applied during the most recent quarter pursuant the provision described in Section 3(e)(iv) above only.

                  To the extent that the Collateral Ratio exceeds the Collateral Value, Riverside shall either prepay a sufficient amount of principal (applied to installments in the order due) to eliminate or reduce such excess or, to the extent such excess is not so eliminated, pledge to Circle additional shares, as follows:

                  (1) First, shares of Wickes Stock (valued as provided for in clause (v) above), and if any excess still remains;

                  (2) Second, shares of Series C Preferred Stock (valued for this purpose at $1,000 per share), to the extent of such excess (which excess shall be rounded up to the nearest $1,000) and to the extent then held by Riverside, and if any excess still remains (without taking into account the rounding provided for in the preceding parenthetical);

                  (3) Third, shares of Circle Common Stock (valued as provided for in clause (iv) above), to the extent of such remaining excess and to the extent then held by Riverside; provided, however, that in no event shall Riverside be obligated to have pledged under the Pledge Agreement more than the respective numbers of shares of Series C Preferred Stock, Circle Common Stock or Wickes Stock set forth in Section 4(c) above, except that to the extent Riverside has Transferred any Series C Preferred Stock or Circle Common Stock (other than pledged shares disposed of as permitted by the last paragraph of this Section 4) the amount of Wickes Common Stock that may be required to be pledged will be increased by an amount of such stock with a Wickes Stock Value equal to the aggregate of the Circle Common Stock Value and the Series C Preferred Value of the stock so Transferred. To the extent that the Collateral Value exceeds the Collateral Ratio, Circle shall release from the pledge:

                  (1) First, shares of Series C Preferred Stock (valued for this purpose at $1,000 per share), to the extent of such excess (which excess shall be rounded down to the nearest $1,000), and if any excess still remains (without taking into account the rounding provided for in the preceding parenthetical);

                  (2) Second, shares of Circle Common Stock (valued as provided for in clause (iv) above), to the extent of such remaining excess, and if any excess still remains;

                  (3) Third, shares of Wickes Stock (valued as provided for in clause (v) above), to the extent of such remaining excess.

                  Any required pledge or release provided for above shall be effected within five business days after Riverside's receipt of the foregoing calculations.

                  When and to the extent Shares (as defined in the Shareholders' Agreement) pledged under the Pledge Agreement are disposed of by Riverside under the registration rights provisions of the Shareholders' Agreement or in Rule 144 sales permitted by the Shareholders' Agreement, Circle shall release such Shares from the pledge provided AFL is simultaneously paid the net proceeds of such disposition as a principal prepayment (to be applied to installments in the order due) on the Note.

                                    EXHIBIT G

                                Investment Policy

                    AMERICAN FOUNDERS LIFE INSURANCE COMPANY
                 STATEMENT OF INVESTMENT POLICY AND GUIDELINES

I.      GENERAL INVESTMENT POLICY STATEMENT

        1. All investments shall conform to the statutory regulations and bank loan restrictions to which American Founders Life Insurance Company (the "Company") is subject.

        2. The goal of this investment policy is to optimize the total after-tax return earned in the Company's investment portfolio on a basis consistent with the limitations imposed by statutory regulations, lending agreements and management prudence. An overriding consideration is the maintenance of a significant margin of safety in the Company's ability to meet its obligations to its policyholders.

        3. The Company's Board of Directors will be responsible on a continuing basis for the establishment and review of appropriate investment portfolio guidelines. The Board may delegate to committees, employees, or agents the authority to act, subject to the final approval of the Board, regarding the investment of the Company's assets.

II. PORTFOLIO GUIDELINES -- The following guidelines are applicable for the marketable securities owned by the Company. Any references contained in these guidelines to the "total portfolio" shall mean the total of cash and invested assets as would be listed on line 10A of page 2 of the Company's Annual Statement.

        A. AUTHORIZED INVESTMENT TYPES -- The Company is authorized to invest in those types of investment which are authorized by its applicable statutory regulations.

        B. DIVERSIFICATION -- The following limitations apply to the Company's investment portfolio:

                1.      ASSET CLASSES:

                        -- DEBT OBLIGATIONS -- Up to 100% of the total
                           portfolio may be invested in debt obligations.

                        -- EQUITY SECURITIES -- No more than 20% of the total
                           portfolio may be invested in preferred and common stocks. Equity securities may be purchased by investment advisors retained to manage equity securities subject to written investment restrictions. Such restriction shall be incorporated into this document (See Attachment I). No other new investments in preferred or common stocks may be made without the prior approval of the Company's President.

                     -- CONVERTIBLE BONDS -- Convertible bonds may be purchased and treated as debt obligations if the security is priced such that little or no value is given to the conversion feature of the security. If the security is priced such that the conversion feature has material value, the security shall be treated for purposes of these guidelines as an equity security.

                     -- REAL ESTATE -- Up to 15% of the total portfolio may be
                        invested in real estate assets.

                2. INDUSTRY AND SECURITY TYPES:

                     -- CORPORATE OBLIGATIONS -- No more than 15% of the total
                        portfolio at the time of its purchase may be invested in any one industry based upon the industry classifications issued by Standard & Poor's Corporation.

                     -- MORTGAGE RELATED OBLIGATIONS -- No more than 50% of the total portfolio at the time of its purchase may be invested in mortgage pass-through securities, collateralized mortgage obligations and non-securitized mortgage loans with no more than 30% of the total portfolio invested in non-securitized mortgage loans.

                     -- ASSET-BACKED SECURITIES AND COLLATERALIZED BOND
                        OBLIGATIONS -- No more than 15% of the total portfolio at the time of its purchase may be invested in securities collateralized by any one type of asset, e.g., credit cards, auto receivables, corporate bonds, and no more than 25% of the portfolio at cost can be invested in all such securities.

                3. ISSUER:

                     -- U.S. GOVERNMENT -- There is no limit on the amount of
                        securities which may be owned if such obligations have been issued by the U.S. Treasury or guaranteed by a U.S. agency which is backed by the full faith and credit of the U.S. government. (For GNMAs, see the more constraining limitation for mortgage related obligations stated above.)

                     -- U.S. GOVERNMENT AGENCY MORTGAGE OBLIGATIONS -- No more
                        than 50% of the total portfolio at the time of its purchase may be invested in mortgage pass-through securities issued or guaranteed by any U.S. government agency or government-sponsored enterprise.
                --  OTHER U.S. GOVERNMENT AGENCY OBLIGATIONS -- No more than
                        15% of the total portfolio at the time of its purchase may be invested in securities issued or guaranteed by any one U.S. government agency which is not backed by the full faith and credit of the U.S. government or supported by some other assets, such as mortgages.
                -- GENERAL OBLIGATIONS OF U.S. STATE GOVERNMENTS, THE CANADIAN GOVERNMENT AND CANADIAN PROVINCIAL GOVERNMENTS -- Up to $4.0
                        million par amount may be invested in general obligations issued or guaranteed by each U.S. state government, the Canadian government or each Canadian provincial government. No more than 15% of the total portfolio at the time of its purchase may be invested in all general obligations of U.S. state governments and no more than 15% of the total portfolio at the time of its purchase may be invested in all Canadian obligations.
                -- COLLATERALIZED MORTGAGE OBLIGATIONS -- Up to $4.0 million face value may be invested in any one tranche of a collateralized mortgage obligation provided that it is rated "Aaa" by Moody's Investors Service. "AAA" by Standard & Poor's Corporation or a comparable rating by another nationally recognized rating service.
                -- NON-SECURITIZED MORTGAGE LOANS -- Up to $4.0 million face amount may be invested in any one non-securitized loan. Each loan must be secured by a valid first lien on real property and each loan must not exceed 90% of the value of the real property.
                -- CORPORATE AND OTHER MUNICIPAL OBLIGATIONS, ASSET BACKED SECURITIES, COLLATERALIZED BOND OBLIGATIONS, AND COLLATERALIZED MORTGAGE OBLIGATIONS RATED BELOW "AAA" -- Such investments shall be limited to the following maximum par amounts per issuer based upon their rating at the time of their purchase as designated by the Securities Valuation Office of the NAIC:

                        Rating                    ($000s)
                        ------                    -------

                        NAIC 1 ("A" or better)      3,500
                        NAIC 2 ("BBB")              3,500
                        NAIC 3 ("BB")               2,000
                        NAIC 4 ("B")                1,000
                        NAIC 5 ("CCC")              1,000

                        Investments in securities rated NAIC 3, 4 or 5 shall also be reasonably diversified with respect to industry and geographic location.

                          -- INVESTMENTS IN AFFILIATES -- Any investment in an
                                 affiliated company shall be made in compliance with all applicable statutory regulations and may not be made without the prior approval of the Company's President.

                C. CREDIT QUALITY:

                   -- "A" RATED OR BETTER -- At least 65% of the total bond
                          portfolio at the time of its purchase shall be invested in securities which (1) are rated "A3" or better by Moody's Investors Service, "A-" or better by Standard & Poor's Corporation or a comparable rating by another nationally recognized rating service, or
                          (2) are Qualifying Short-Term Investments (as defined below).

                   -- BELOW "A" RATED -- No more than 35% of the total bond
                          portfolio at the time of its purchase may be invested in securities which are rated below "A3" by Moody's Investors Service, "A-" by Standard & Poor's Corporation or a comparable rating by another recognized rating agency, or which are non-rated securities.

                   -- BELOW "BBB" RATED -- No more than 10% of the total bond portfolio at the time of its purchase may be invested in securities which are rated below "Baa3" by Moody's Investors Service, "BBB-" by Standard & Poor's Corporation or a comparable rating by another recognized rating agency, or which are non-rated securities.

                D. LIQUIDITY:

                   -- PUBLICLY-TRADED SECURITIES -- At least 50% of the total portfolio at the time of its purchase shall be invested in publicly-traded securities.

                   -- PRIVATELY-PLACED SECURITIES -- No more than 50% of the
                          total portfolio at the time of its purchase may be invested in privately-placed stocks and bonds, non-securitized mortgage loans, and real estate.


                E. MATURITY/DURATION -- A portion of the Company's investment portfolio shall be invested to approximate the estimated duration of the Company's liabilities. Generally, the maturity structure of the Company's portfolio shall be laddered to accommodate anticipated and unanticipated cash outflows while minimizing the potential of realizing capital losses.

                F.  QUALIFYING SHORT-TERM INVESTMENTS:

                     -- MONEY MARKET FUNDS -- Investments may be made in funds
                        which invest in a diversified portfolio of securities and which provide for investments to be withdrawn daily without capital gain or loss. Investments may be made without limit in the Pacific American Fund -- U.S. Treasury Portfolio or comparable Funds provided in conjunction with the custodial services offered by the Company's investment custodian or the Merrill Lynch Government or Treasury Funds.

                     -- COMMERCIAL PAPER AND CORPORATE MASTER NOTES --
                        Investments may be made provided that the obligations are rated "A-1" by Moody's Investors Service or "P-1" by Standard & Poor's Corporation or are pari passu with other obligations of the issuer that have such a short-term debt rating.

                     -- CERTIFICATES OF DEPOSIT, TIME DEPOSITS MONEY MARKET
                        ACCOUNTS, BANK MASTER NOTES AND BANKERS' ACCEPTANCES -- Investments may be made with (1) the 100 largest banks by asset size, provided that they have been issued a senior long-term debt rating of "Baa2" or higher by Moody's Investors Service or "BBB" or higher by Standard & Poor's Corporation, or (2) those banks specifically approved by the Company's Board of Directors. Deposits may also be made with other banks and savings and loan institutions, provided that the amount of such deposits do not exceed $100,000 per institution and they are fully insured by the FDIC or FSLIC.

                     -- REPURCHASE AGREEMENTS -- Investments may be made in
                        repurchase agreements with qualified banks and broker-dealers, provided that each investment is fully collateralized with securities which otherwise qualify for investment under these guidelines. An issuing bank must meet the qualifying criteria specified for certificates of deposit stated above. An issuing broker-dealer must have minimum equity capitalization in excess of $100 million.

                                                                    ATTACHMENT I

                       JACK WOLF & COMPANY EQUITY ACCOUNT
                             INVESTMENT LIMITATIONS

Investments may be made in common and preferred stocks and convertible bonds subject to the following additional restrictions:

        (1) The issuer must be a corporation organized under the laws of the United States of America or any of its states;

        (2) The issuer must be solvent with at least $1,000,000 of net worth as of the date of its latest annual or more recent certified audited financial statement, or will have at least $1,000,000 of net worth after completion of a securities offering to which is being subscribed;

        (3) The securities must be listed or traded on a recognized U.S. securities exchange or as part of the NASDAQ National Market System, and not subject to restrictions on transfer of registration;

        (4) The securities of any one corporation may not be purchased, if at the time of purchase, their value would exceed $1,000,000;

        (5) The securities of any corporation may not be purchased, if it would result in the ownership of more than 4.9% of the total outstanding shares of the issue;

        (6) No securities which have been issued by Riverside Group, Inc. or any affiliate of Riverside Group, Inc., including Wickes Lumber Company, may be purchased;

        (7) Securities may not be sold short, nor purchased on margin;

        (8) Investments may be made without limitation in the Pacific American Fund -- U.S. Treasury Portfolio; and

        (9) All securities transactions are to be made "Delivery versus Payment" in the custodial account which has been designated by American Founders Life Insurance Company.

                                    EXHIBIT H

                          Transfer of Certain Employees


Blair, Stacy
Boles, Kimberly
Cline, Carl
Conley, Justin
Gailes, Leighann
Graham, Lewis
Hatcher, Gina
Medley, Beverly
Olson, Craig
Toomey, Sharon

Rupp, Christopher
Schumacher, Robert

Abdullah, Carol
Salem, Edward

                                    EXHIBIT I

               WINS Services to Dependable Insurance Company, Inc.

         Section 13.4 WINS Software. Seller and Riverside agree to permit the Purchaser unrestricted access to, and use of, the WINS computer software and hardware (including the hardware located in Arizona) associated with the Company's operations until March 1, 1997, subject to Purchaser's option to extend such access and use until December 31, 1997 on the same terms. The Purchaser will bear the maintenance costs of the WINS operating system until March 1, 1997 (or December 31, 1997, if applicable) or such earlier date as shall be determined in the sole discretion of the Purchaser.

                                   EXHIBIT J

                             CIRCLE INVESTORS, INC.

                            SHAREHOLDERS' AGREEMENT

         SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of March ___, 1996, among Circle Investors, Inc., an Indiana corporation ("Circle"), Riverside Group, Inc., a Florida corporation ("Riverside"), and American Financial Acquisition Corporation, a Delaware corporation and a Subsidiary of Riverside ("AFAC").

                             W I T N E S S E T H :

          WHEREAS, simultaneously with the execution and delivery of this Agreement, Circle and AFAC are entering into a Merger Agreement, dated as of the date hereof (the "Merger Agreement"), which provides for the combination of Circle's and Riverside's life insurance businesses pursuant to a merger of a wholly owned subsidiary of Circle with and into a wholly owned subsidiary of AFAC (the "Merger");

          WHEREAS, the Merger Agreement provides that AFAC is to receive pursuant to the Merger 3,600 shares of Circle's Series C Preferred Stock and 2,267,000 shares of Circle's Common Shares, and the parties desire to make their agreements set forth herein regarding the voting, disposition and registration of such shares; and

          WHEREAS, in order to induce Circle and AFAC to enter into and consummate the transactions contemplated by the Merger Agreement, the parties hereto desire to make their other agreements set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              Certain Definitions

          For purposes of this Agreement, the following terms shall have the following meanings:

          1.1. Affiliate. With respect to any Person, any (a) director, officer or partner of such Person; (b) any other Person that beneficially owns, directly or indirectly, equity securities having 50% or more of the voting power to elect the directors of such Person; (c) any other Person of which such Person beneficially owns, directly or indirectly, equity securities having 50% or more of the voting power to elect the directors of such other Person; and (d) any other Person Controlling, Controlled by or under common Control with where the term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of equity securities or otherwise.

          1.2. Commission. The United States Securities and Exchange Commission or any successor agency.

          1.3. Common Shares. The Common Shares, without par value, of Circle and any other class or series of common stock of Circle that may be authorized after the date hereof.

          1.4. Conseco Group. Conseco, Inc. and its permitted transferees having any registration rights granted to them in connection with the transactions contemplated by the Conseco Commitment (as defined in the Merger Agreement).

          1.5. Conseco Group's Registrable Securities. The Securities subject to any registration rights granted to the Conseco Group in connection with the transactions contemplated by the Conseco Commitment.

          1.6. Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          1.7. IPO. The closing of the initial public offering by Circle of Common Shares pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any replacement of any such form) under the Securities Act, and the listing of the Common Shares on a national securities exchange or admission thereof for trading on the Nasdaq Stock Market.

          1.8. Permitted Transferee. The meaning ascribed to that term in
Section  6.3(a)(iii) below.

          1.9. Person. An individual, corporation, partnership, limited liability company, firm, joint venture, trust or other entity or association of any nature whatsoever.

          1.10. Pledged Shares. The Shares that are pledged or could be required to be pledged to Circle or any Subsidiary of Circle as contemplated by Exhibit F to the Merger Agreement.

          1.11. Registrable Securities. All Common Shares, including Common Shares issued or issuable upon conversion of the Series C Preferred Stock, that are owned by AFAC, any Affiliate of AFAC or any Permitted Transferee.

          1.12. Securities. The Common Shares, the Series C Preferred Stock and any other equity securities, and any securities convertible into or exchangeable for equity securities, of any class or series issued by Circle, and any options, warrants or other rights to acquire any of the foregoing.

          1.13. Securities Act. The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          1.14. Selling Shareholder. A Shareholder who has advised Circle in writing of its intention to include Registrable Securities in a registration statement filed pursuant to Article VII hereof.

          1.15. Series C Preferred Stock. The Series C Preferred Stock, $1,000 liquidation value per share, of Circle.

          1.16. Shares. The 2,267,000 Common Shares to be issued to AFAC pursuant to the Merger Agreement, the 3,600 shares of Series C Preferred Stock to be issued to AFAC pursuant to the Merger Agreement, the Common Shares issued or issuable upon conversion of such shares of Series C Preferred Stock, and any other securities which may be issued in respect of any of the foregoing as contemplated by Section 8.3 hereof.

          1.17. Subsidiary. Any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of thedirectors.

          1.18. Shareholder. AFAC and any future owner of any of the Shares.

          1.19. Transfer. Any sale, transfer, assignment, pledge, hypothecation, gift, conveyance, security interest or other encumbrance, or any contract therefor, any voting trust or other agreement with respect to the transfer of voting rights or any other beneficial interest in, or any other transfer or disposition (including, without limitation, any disposition that would constitute a "sale" within the meaning of the Securities Act) whatsoever affecting the right, title, interest or possession in or to any Securities.

          1.20. Voting Securities. Securities having the right (or convertible into, or exercisable or exchangeable for, Securities having the right) to vote on an election of directors of Circle.

                                   ARTICLE II

              Representations and Warranties of Riverside and AFAC

          Riverside and AFAC, jointly and severally, hereby represent and warrant to Circle as follows:

          2.1. Corporate Organization. Riverside is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; and AFAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2.2. Authorization, Execution and Delivery. Each of Riverside and AFAC has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of Riverside and AFAC and the consummation by each of them of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Riverside and AFAC, and no other corporate proceedings on the part of Riverside or AFAC are necessary to authorize the execution and delivery of this Agreement and the consummation by each of them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Riverside and AFAC and constitutes a valid and binding obligation of each of Riverside and AFAC, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          2.3. Noncontravention. Neither the execution and the delivery of this Agreement by Riverside and AFAC, nor the consummation by each of them of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Riverside or AFAC is subject or, any provision of its articles of incorporation or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in theacceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Riverside or AFAC is a party or by which either of them is bound or to which any of their respective assets is subject.

          2.4. No Required Consents. Neither Riverside nor AFAC is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency or other Person in order for Riverside and AFAC to execute and deliver this Agreement and consummate the transactions contemplated hereby.

          2.5. Investment Representations. Each of Riverside and AFAC understands and agrees that:

          (a) The Shares have not been registered under the Securities Act or any state securities laws and that, therefore, the Shares may not be Transferred unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from registration thereunder is available; and that this Agreement contains further restrictions on Transfer of the Shares.

          (b) AFAC is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, except in compliance with the Securities Act, any applicable state securities laws and the rules and regulations thereunder.

          (c) The certificate or certificates representing the Shares will bear the following legend, unless such certificate(s) bear a substantially similar legend at the date hereof:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. OWNERSHIP, ENCUMBRANCE, PLEDGE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF ANY SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS (INCLUDING AN IRREVOCABLE PROXY) CONTAINED IN THE SHAREHOLDERS' AGREEMENT BETWEEN THE CORPORATION AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION."

                                  ARTICLE III

                    Representations and Warranties of Circle

Circle hereby represents and warrants to Riverside and AFAC as follows:

          3.1. Corporate Organization. Circle is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana.

          3.2. Authorization, Execution and Delivery. Circle has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Circle and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of Circle, and no other corporate proceedings on the part of Circle are necessary to authorize the execution and delivery of this Agreement and the consummation by Circle of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Circle and constitutes a valid and binding obligation of Circle, enforceable against Circle in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          3.3. Noncontravention. Neither the execution and the delivery of this Agreement by Circle, nor the consummation by Circle of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Circle is subject or, any provision of its articles of incorporation or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Circle is a party or by which it is bound or to which any of its assets is subject.

          3.4. No Required Consents. Circle is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency or other Person in order for Circle to execute and deliver this Agreement and consummate the transactions contemplated hereby.

                                   ARTICLE IV

                  Agreements Relating to the Merger Agreement

          4.1. Certain Defined Terms. Capitalized terms used in this Article IV and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

          4.2. Employment Benefits. (a) Prior to Closing, Riverside shall amend each Employee Benefit Plan that is set forth in clauses (a), (b) and (c) of the definition of "Employee Benefit Plan" in the Merger Agreement in which any employee of Newco, the Company or any of its Subsidiaries is a participant to provide that the accrued benefits under such Plan of any participant who is an employee of Newco, the Company or any of its Subsidiaries at the Closing Date shall become one hundred percent (100%) vested and nonforfeitable at the Closing Date. AFAC and Riverside shall take all actions necessary to terminate, as of the Closing Date, the status of Newco, the Company and its Subsidiaries as participating employers under all Employee Pension Benefit Plans maintained by any member of the Controlled Group of Corporations that includes Newco, the Company and its Subsidiaries. In addition, AFAC and Riverside shall take all further action required to ensure that, under the terms of each such Employee Pension Benefit Plan, each participant who is an employee of Newco, the Company or any of its Subsidiaries at the Closing Date will be treated, as of the Closing Date, as a terminated or retired employee entitled to receive a distribution of his or her vested accrued benefits under such Plan.

          (b) For a reasonable period after the Closing, each of Riverside and AFAC agrees to reasonably cooperate with Circle in connection with the transition of the current employees of the Company and its Subsidiaries to becoming covered by Benefit Plans of Circle and shall make available Riverside's and AFAC's personnel and provide reasonable access to Riverside's books and records as shall be necessary to assist in the transition.

          (c) The Parties acknowledge that this Section 4.2 does not require AFAC to amend or terminate Duane T. Miller's employment agreement with AFAC or his stock option agreement for Riverside stock, which in each case will remain governed by the terms and conditions of those agreements.

          4.3. Exclusivity. Riverside will not, and will cause AFAC, the Company and its Subsidiaries not to (and AFAC will not cause or permit the Company to) solicit, initiate, encourage or accept the submission of any proposal or offer from any Person relating to, or agree to or otherwise facilitate, the acquisition of all or any part of the capital stock or the assets of Newco, the Company or any of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange), except for sales or dispositions of assets in the Ordinary Course of Business and sales of real estate. AFAC or Riverside shall promptly inform Circle of any such proposals or offers received.

          4.4. Intercompany Arrangements. During the period prior to the Closing, all settlements of intercompany liabilities between or among Newco, the Company or any of its Subsidiaries and their respective Affiliates shall be made, and all allocations of intercompany expenses shall be applied, on a basis substantially consistent with past practice in accordance with the intercompany arrangements set forth in 4(x) of AFAC's Disclosure Schedule. Immediately prior to the Closing, all such intercompany arrangements between or among Newco, the Company or any of its Subsidiaries, on the one hand, and Riverside, AFAC and their other Affiliates, on the other hand, shall be terminated and all amounts payable by or to the Company and its Subsidiaries, to or by Riverside, Newco, AFAC and their other Affiliates shall be settled and paid in full. However, this
Section 4.4. shall not apply to the sale of real estate and transfer of Excluded Assets.

          4.5. Transfer of Certain Employees. Prior to the Closing, AFAC and Riverside shall cause the employees listed on Exhibit H to the Merger Agreement to cease to be employees of the Company or any of its Subsidiaries, either by transfer of employment to Riverside or any of its other Affiliates, or by termination of employment, at the option of AFAC and Riverside. AFAC and Riverside, jointly and severally, shall be responsible for all severance payments and other benefits, if any, due to any such employees as a result of any such transfer or termination of employment. Further, AFAC and Riverside shall be responsible for any disability payments due to Greg Tatum or Leslie Gunter that are not covered by the disability insurance that was in place prior to Closing.

          4.6. Section 338 Election. It is the parties' intent that the acquisition of the Company Shares pursuant to the Merger Agreement be treated as a purchase and sale of the assets of the Company and its Subsidiaries for federal income tax purposes, and the parties hereto shall, in cooperation with each other, prepare a form of election under Section 338(h)(10) of the Code to treat the acquisition of the Company Shares for federal income tax purposes as if all the assets of Newco, the Company and its Subsidiaries have been sold to Circle in a fully taxable transaction. AFAC or Riverside shall pay all Taxes of Riverside and its Affiliates (including the Company and its Subsidiaries) arising as a result of such treatment, including any tax liability related to the deemed or actual distribution of the policyholders' surplus accounts of the Company and its Subsidiaries (i.e., the Phase III tax). AFAC or Riverside and Circle will comply with the Section 338(h)(10)(c) reporting requirements and will take all such other actions as are reasonably necessary to effect such
Section 338(h)(10) election. Circle shall cause any refunds of Taxes with respect to Newco, the Company and its Subsidiaries for the periods ending prior to or on the Closing Date to be paid to AFAC.

          4.7. Press Releases and Public Announcements. No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement or the Merger Agreement prior to the Closing without the prior written approval of Circle and Riverside; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other parties prior to making the disclosure).

          4.8. Further Assurances. Riverside shall cause AFAC to use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by the Merger Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 of the Merger Agreement).

          4.9. Guarantee. (a) In order to induce Circle to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Riverside hereby unconditionally guarantees to Circle the full and prompt payment of AFAC's indemnification obligations set forth in Sections 9 and 9A of the Merger Agreement, subject and pursuant to the terms and conditions of Sections 9 and 9A of the Merger Agreement.

          (b) As to Riverside's obligations under this guarantee, Riverside hereby waives and agrees not to assert:

          (i) any right to require Circle to marshall any assets or to pursue any other remedy in Circle's power before proceeding against Riverside;

          (ii) any defense arising by virtue of the lack of authority of Circle; and

          (iii) any defense based upon an election of remedies by Circle, including without limitation, an election which terminates or otherwise impairs the subrogation rights of Riverside or the right of Riverside to proceed against Circle for reimbursement, or both.

          4.10. Survival. The agreements of the parties set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.7 and 4.8 above shall survive the Closing and continue in full force and effect until January 1, 1998 (or such shorter period as a particular Section may specifically provide), and then expire. The agreements of the parties set forth in Sections 4.1, 4.6 and 4.9 above, and this Section 4.10, shall survive the Closing (and any later termination of this Agreement) and continue in full force and effect for a survival period of forever thereafter.

                                   ARTICLE V

                    Certain Agreements Regarding the Shares

          5.1. Voting of Shares by AFAC and Affiliates. (a) All of the Shares owned by AFAC and its Affiliates constituting more than 9.0% of the aggregate number of votes entitled to be cast by all outstanding Voting Securities shall, on any matter on which such Shares are entitled to vote, be voted in accordance with the recommendation of the Board of Directors of Circle.

          (b) Riverside and AFAC each hereby irrevocably appoints the Board of Directors of Circle, or any member of the Board of Directors of Circle designated by a resolution of such Board, as its proxy, with full power of substitution, to vote all of the Shares held by them and collectively constituting more than 9.0% of the aggregate number of votes entitled to be cast by all outstanding Voting Securities, in their discretion on any matter on which the Merger Shares are entitled to vote.

          (c) The parties agree that the proxy appointments made in subsection
(b) above is irrevocable and is coupled with an interest within the meaning of Indiana Code Section 23-1-30-3(d) because (i) as provided in Exhibit F to the Merger Agreement, the Shares will be pledged to Circle, (ii) AFAC will be a purchaser of the Shares under the Merger Agreement, (iii) Circle is requiring the appointment as a condition to accepting the note and the mortgage referred to in Exhibit F of the Merger Agreement and (iv) this Section 5.1 constitutes a voting agreement under Indiana Code Section 23-1-31-2.

          (d) This Section 5.1 shall terminate upon the first date on which the Shares owned by Riverside and its Affiliates collectively constitute, on a fully-converted basis, less than 9.0% of the aggregate number of votes entitled to be cast by all outstanding Voting Securities on an election of directors of Circle. This Section 5.1 shall not apply to any Shares held by a Permitted Transferee (as hereinafter defined) or by any Person who acquired such Shares in a transaction registered under the Securities Act or exempt from such registration pursuant to Rule 144 promulgated thereunder or any similar rule or regulation hereafter adopted by the Commission.

          5.2. Board Representation. (a) Effective upon the Effective Time of the Merger (as defined in the Merger Agreement), the Board of Directors of Circle shall appoint J. Steven Wilson or another individual designated by Riverside and reasonably acceptable to the Board of Directors of Circle (as the case may be, the "Riverside Representative"), as a member of the Board of Directors of Circle. Thereafter, the Board of Directors shall nominate the Riverside Representative for election as a member of the Board of Directors of Circle by Circle's shareholder at each annual election of the Board of Directors, and all Shares referred to in Section 5.1 above shall be voted in favor of the election of the Riverside Representative.

          (b) This Section 5.2 shall terminate upon later of (i) the first date on which the Shares owned by Riverside and its Affiliates collectively constitute, on a fully-converted basis, less than 9.0% of the aggregate number of votes entitled to be cast by all outstanding Voting Securities on an election of directors of Circle and (ii) the first date on which Riverside and its Affiliates collectively own fewer than 1,000 shares of Series C Preferred Stock.

                                   ARTICLE VI

                       Restrictions on Transfer of Shares

          6.1. Restrictions on Transfer. AFAC shall not Transfer any Shares or any interest therein to any Person, unless such Transfer is made in strict compliance with the terms of this Agreement and in compliance with the Securities Act and all applicable state securities laws. No Transfer in violation of this Agreement shall be made or recorded on the books of Circle and any such Transfer shall be void and of no effect.

          6.2. Limitation on Transfers of Pledged Shares. AFAC shall not Transfer any of the Pledged Shares or any interest therein to any Person (other than (i) to Circle as provided in any pledge agreement and (ii) Shares disposed of in Transfers in strict compliance with the terms of Article VII of this Agreement or pursuant to Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted provided that in any such case the net proceeds of such disposition is simultaneously paid to the holder of the Note (as defined in the Merger Agreement)).

          6.3. Permitted Transfers of Shares Other than the Pledged Shares. Subject to Section 6.3(b) below, the following Transfers of Shares other than Pledged Shares shall be deemed to be in compliance with this Agreement:

          (i)  a Transfer made to an Affiliate of AFAC;

          (ii) a Transfer made by an Affiliate of AFAC to any other Affiliate of AFAC (including a Transfer back to AFAC);

          (iii) subject to the final sentence of this clause (iii), a Transfer made prior to an IPO in a negotiated private placement or in connection with a financing transaction to any Person who is not an Affiliate of AFAC; provided, however, that (A) immediately after such Transfer, the transferee (together with all Affiliates of such Person), shall own Voting Securities constituting less than 5.0% of the aggregate number of votes entitled to be cast by all outstanding Voting Securities and (B) the transferee shall enter into a written agreement, in form and substance satisfactory to Circle, to become bound, and does become bound, by all of the terms and conditions of this Agreement. A transferee of a Transfer made pursuant to this clause (iii) is herein called a "Permitted Transferee". There shall be no more than four Permitted Transferees who own Shares at any one time during the term of this Agreement;

          (iv) a Transfer by a Permitted Transferee back to AFAC or any Affiliate of AFAC;

           (v) a Transfer made in strict compliance with the terms of
Article VII of this Agreement; or

          (vi) subject to Section 7.8 below, any Transfer made after an IPO in compliance with the condition set forth in Section 6.3(b) below.

          (b) No Transfer pursuant to this Section 6.3 attempted to be made to any Person other than AFAC or an Affiliate of AFAC shall be made or recorded on the books of Circle unless such Transfer is made pursuant to either (i) an effective registration statement under the Securities Act and all applicable state securities laws, or (ii) an available exemption from the registration requirements of the Securities Act and such laws and, prior to such Transfer, the Shareholder delivers to Circle a written opinion of counsel, in form and substance satisfactory to Circle, to the effect that the proposed Transfer is exempt from such registration requirements.

                                  ARTICLE VII

                              Registration Rights

          7.1. Consideration of IPO. (a) At any time and from time to time prior to an IPO, but no more frequently than once in an 12-month period, the holders of a majority of the Registrable Securities may demand in writing that

Circle use its best efforts to effect an IPO. Within 30 days after the date of its receipt of such demand, Circle shall select a managing underwriter (which shall be reasonably acceptable to the holders of a majority of the holders of Registrable Securities making such demand) for that purpose, and shall thereafter cooperate with such underwriter in its investigation of Circle and the potential public market for the Common Shares. Within 30 days after Circle's selection of the managing underwriter: (a) the managing underwriter shall advise the Board of Directors of Circle of its opinion regarding (i) the total number of Common Shares that could reasonably be sold in the proposed IPO without adversely affecting the price or distribution of the Common Shares, (ii) the range of the public offering price of the Common Shares in the proposed IPO and
(iii) whether an IPO is advisable at that time; and (b) the Board of Directors shall determine, based upon the managing underwriter's opinion and all other information presented to it, and in light of its business judgment, whether the proposed IPO is in the best interest of Circle. The Board's determination shall be conclusive and binding on all parties. If the Board determines that an IPO is advisable, it shall use its best efforts to effect an IPO as expeditiously as possible on the terms recommended to it by its managing underwriter or upon such other terms as it determines appropriate.

          (b) In connection with any IPO effected pursuant to this Section 7.1, the holders of Registrable Securities shall be offered "piggy-back" registration rights pursuant to Section 7.2 below. Any holder of Registrable Securities that does request registration of all of such holder's Registrable Securities as provided for in Section 7.2 shall not have any "demand" registration rights under Section 7.3 below.

          7.2. "Piggy-Back" Registration Rights. If, at any time, Circle proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, Circle will each such time give prompt written notice to each Shareholder of its intention to do so, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Circle. The notice shall offer to include in such registration such aggregate number of Registrable Securities as each Shareholder may request, upon the terms and conditions of this Article VII. Each Shareholder shall advise Circle in writing within 15 days after the date of receipt of such offer from Circle, setting forth the aggregate number of Registrable Securities, if any, for which registration is requested. Circle shall thereupon include in such registration the number of Registrable Securities for which registration is so requested and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities, to the extent requisite to permit their public sale; provided, that:

          (a) if the registration involves an underwritten offering, each Selling Shareholder must sell the Registrable Securities to be registered to the underwriters selected by Circle on the same terms and conditions as apply to Circle; provided, however, that if any Selling Shareholder disapproves of such terms and conditions, such Shareholder may withdraw from such registration by delivering a written notice thereof to Circle at least five business days prior to the effective date of the registration statement;

          (b) if the managing underwriter (which shall be selected by Circle) advises Circle in writing that, in its opinion, the total number of shares that Circle and the Selling Shareholders intend to include in such registration exceeds the number that can reasonably be sold without adversely affecting the price or distribution of securities offered, Circle shall include in such registration, to the extent of the number of shares that Circle is advised can be so sold in the offering (the "Maximum Includable Shares"), (i) first, 100% of the Securities Circle proposes to sell, (ii) second, 100% of the Conseco Group's Registrable Securities requested to be registered by the Conseco Group pursuant to the Conseco Group's own "piggy back" registration rights granted in connection with the transactions contemplated by the Conseco Commitment, and
(iii) third, the number of Registrable Securities requested to be registered by the Selling Shareholders, pro rata in proportion to the number of shares requested to be registered by them; provided, however, that if the offering is an IPO and Circle notified Riverside of its intention to effect the offering as provided for in Section 7.2(a) within 180 days after the date of any demand delivered by Riverside to Circle pursuant to Section 7.1 above, Circle shall include in such offering, (x) first, (A) that number of the Conseco Group's Registrable Securities requested to be registered by the Conseco Group pursuant to the Conseco Group's own "piggy back" registration rights granted in connection with the transactions contemplated by the Conseco Commitment, equal to not more than 25% of the Maximum Includable Shares, and (B) that number of Registrable Securities requested to be registered by the Selling Shareholders equal to not more than 25% of the Maximum Includable Shares, pro rata in proportion to the number of shares requested to be registered by them, and (y) second, the Securities Circle proposes to sell to the extent that the inclusion thereof would not cause the aggregate number of shares to be registered to exceed the Maximum Includable Shares;

          (c) if, at any time after giving written notice of its intention to register any of its equity securities and prior to the effective date of the registration statement filed in connection therewith, the Board of Directors of Circle shall determine for any reason not to register any such equity securities, Circle may, at its option, give written notice of such determination to the Selling Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not of its obligation to pay the registration expenses set forth in Section 7.6 hereof that then have been incurred in connection therewith).

          7.3. Demand Registration Rights. (a) Subject to Section 7.1(b) above, after an IPO, upon the written demand of the holders of a majority of the sum of
(i) the Registrable Securities having rights under this Section 7.3 and (ii) the Conseco Group's Registrable Securities having "demand" registration rights under the registration rights granted in connection with the transactions contemplated by the Conseco Commitment, Circle shall, as expeditiously as reasonably practicable, use its best efforts to effect the registration under the Securities Act of such number of Registrable Securities included in such demand, to the extent requisite to permit their public sale; provided, that Circle may postpone the filing or the effectiveness of such registration (i) if a registration statement under the Securities Act has been filed, for a period of 180 days after such filing, (ii) until such time as a registration statement may be filed and become effective after the expiration of any holdback period agreed to by Circle pursuant to Section 7.8 below, (iii) until such time as such registration statement may be filed and become effective without the necessity of Circle having conducted any special audit of its financial statements solely for the purpose such registration, or (iv) by delivering to the shareholders demanding such registration a duly adopted resolution of Circle' Board of Directors stating the Board's determination that the filing or effectiveness of such registration statement would be likely to have a material adverse effect on any plan or proposal by Circle with respect to any financing or acquisition; provided, that the aggregate number of days for which the filing and effectiveness of such registration statement may be postponed under clause (iv) above shall not exceed 180 days after receipt by Circle of the demand for registration referred to above.

          (b) If the registration demanded involves an underwritten offering:

          (i) the shareholders owning a majority of the sum of the Registrable Securities and the Conseco Group's Registrable Securities to be included in such registration shall have the right to select the managing underwriter (which shall be of national standing and which shall be reasonably acceptable to Circle); and

          (ii) if the managing underwriter advises Circle in writing that, in its opinion, the total number of shares that the Selling Shareholders and the Conseco Group intend to include in such registration exceeds the number that can reasonably be sold without affecting the price or distribution of securities offered in a manner unacceptable to the shareholders owning a majority of the sum of the Registrable Securities and the Conseco Group's Registrable Securities to be included in such registration, Circle shall include in such registration only that aggregate number of the Registrable Securities and the Conseco Group's Registrable Securities that Circle is advised can be so sold in the offering, pro rata in proportion to the number of shares proposed to be registered by the Selling Shareholders and the Conseco Group. Neither Circle nor any other Person shall have the right to include any securities in such registration unless all Registrable Securities proposed to be sold by the Selling Shareholders and the Conseco Group shall have been included in such registration.

          (c) Registrations under this Section 7.3 shall be on such appropriate registration form of the Commission eligible for use by Circle (i) as shall be reasonably acceptable to the holders of a majority of the sum of the Registrable Securities and the Conseco Group Registrable Securities so to be registered and
(ii) as shall permit the disposition of such Registrable Securities and Conseco Group Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

          (d) Circle shall be obligated to effect only one registration under this Section 7.3. A registration requested pursuant to this Section 7.3 shall not be deemed to have been effected:

          (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after Circle has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Selling Shareholders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to Circle) shall be deemed to have been effected by Circle at the request of such Selling Shareholders unless the Selling Shareholders shall have paid all registration expenses in connection with such registration (pro rated in accordance with the respective numbers of shares proposed to be registered by the Selling Shareholders and the Conseco Group);

          (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than some act or omission by the Selling Shareholders, or such registration statement does not remain effective for a period of 180 days or such shorter period as shall permit the intended disposition of the securities subject thereto for any reason other than some act or omission by the Selling Shareholders; or

          (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by the Selling Shareholders.

          7.4. Registration Procedures. Whenever Circle is required by this Agreement to effect the registration of any of the Registrable Securities, Circle shall, as expeditiously as reasonably practicable:

          (a) prepare and file with the Commission the requisite registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such Registrable Securities by the Selling Shareholders; provided, however, that before filing such registration statement or any amendments thereto, Circle will furnish to the counsel selected by the holders of a majority of the Registrable Securities to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; and provided further, that Circle shall not be required to keep such registration statement effective for more than 180 days;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the sale or other disposition of the Registrable Securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of or the expiration of 180 days;

          (c) as soon as available, furnish to the Selling Shareholders such number of copies of such registration statement and of each amendment or supplement thereto, and of each prospectus (including each preliminary prospectus or summary prospectus) included therein, in conformity with the requirements of the Securities Act, and such other documents, as the Selling Shareholders may reasonably request;

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the Selling Shareholders shall request (provided, however, Circle shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable the Selling Shareholders to consummate the disposition in such jurisdictions of the Registrable Securities included in such registration statement;

          (e) use its best efforts to list such Registrable Securities on any securities exchange on which the securities of the class being so registered are then listed;

          (f) furnish, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if the Registrable Securities are not being sold through underwriters, on the effective date of such registration statement, (i) an opinion of counsel to Circle for the purposes of such registration (or, if no such opinion is being provided to underwriters, a certificate signed by two executive officers of Circle), dated such date, addressed to the underwriters, if any, and the Selling Shareholders, stating that such registration statement has become effective under the Securities Act and that (w) to the best knowledge of such counsel (or officers), no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (x) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that, in the case of an opinion of counsel, such counsel need to express no opinion as to financial statements contained therein), (y) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (z) such counsel (or officers) do not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed or incorporated by reference as required; such counsel (or officers) shall also render such other customary opinions as may reasonably be requested by the underwriters or the Selling Shareholders and confirm that nothing has come to their attention that would lead them to believe that either the registration statement or the prospectus, or any amendment or supplement thereto (other than, in the case of an opinion of counsel, financial material as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading, and (ii) a letter dated such date, from the independent certified public accountants of Circle, addressed to such underwriters and to the Selling Shareholders (or, if such accountants refuse to deliver such letter to the Selling Shareholders because they are not then deemed underwriters under the Securities Act, then to Circle) stating that they are independent certified public accounts within the meaning of the Securities Act and containing such other statements as Circle and such underwriters may agree;

          (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities; and

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but no later than 18 months after the effective date of such registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          It shall be a condition precedent to the obligation of Circle to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered that the Selling Shareholders shall furnish to Circle such information regarding the securities held by them and the intended method of disposition thereof as Circle shall reasonably request and as shall be required in connection with such registration by Circle.

          7.5. Notification to Selling Shareholders. Whenever Selling Shareholders are participating in a registration effected hereunder:

          (a) Circle will notify the Selling Shareholders of (i) the issuance of any stop order suspending the effectiveness of the registration statement or the institution or threatening of any proceeding for such purpose or (ii) the receipt by Circle of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Selling Shareholders shall cease to offer or sell any Registrable Securities pursuant to the registration statement in the jurisdiction to which such stop order or suspension relates. Circle will use every reasonable effort to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Selling Shareholders at the earliest practicable date of the date on which the Selling Shareholders may offer and sell Registrable Securities pursuant to the registration statement.

         (b) Circle will notify the Selling Shareholders promptly if any event shall occur or if any state of facts shall exist that, in the judgment of Circle, should be set forth in any preliminary or final prospectus then being used by the Selling Shareholders in connection with the sale of any Registrable Securities. Immediately upon receipt of such notice, the Selling Shareholders shall cease to offer or sell any Registrable Securities pursuant to such preliminary or final prospectus, cease to deliver or use such preliminary or final prospectus and, if so requested by Circle, use their respective best efforts to return to Circle, at Circle' expense, all copies (other than permanent file copies) of such preliminary or final prospectus. Circle will, as promptly as practicable, take such action as may be necessary to amend or supplement such preliminary or final prospectus in order to set forth or reflect such event or state of facts. (c) If, pursuant to the provisions of this Section 7.5, the Selling Shareholders are required to cease to offer or sell any Registrable Securities pursuant to the registration statement, the termination of the period during which such registration statement is required to be kept effective pursuant to Section 7.4(a) of this Agreement shall be postponed by a number of days equal to the number of days during which the Selling Shareholders are so required to cease to offer or sell Registrable Securities.

          7.6. Expenses. All expenses incident to performance of or compliance with this Article VII, including, without limitation, all registration and filing fees (including all filing fees incident to filing with the National Association of Securities Dealers, Inc.), listing fees and expenses, printing expenses, fees and disbursements of counsel and accountants for Circle, expenses of any audits incident to or required by any such registration of Registrable Securities and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by Circle; provided, that Circle shall not be liable for the fees and disbursements of counsel for any Selling Shareholder or any transfer taxes, fees, discounts or commissions in respect of the Registrable Securities sold by any Selling Shareholder.

         7.7. Indemnification. (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Circle shall indemnify and hold harmless each Selling Shareholder and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Selling Shareholders or any such participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Selling Shareholders or any such participating Person or controlling Person for any legal or any other expenses reasonably incurred by the Selling Shareholders or any such participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Circle shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Circle by any Selling Shareholder specifically for use therein or (in the case of any registration pursuant to Section 7.3 if Circle is not a party to the underwriting agreement) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Shareholder or any such participating Person or controlling Person, and shall survive the transfer of such Registrable Securities by any Selling Shareholder.

          Such indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Selling Shareholder or, if Circle is not a party to the underwriting agreement, of any underwriter (or any officer, director of employee of, or Person controlling, such underwriter) from whom the Person asserting any such loss, claim, damage or liability purchased the Registrable Securities which are the subject thereof if such Person did not receive a copy of the final prospectus with respect to such Registrable Securities (or such final prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Registrable Securities to such Person (provided that such final prospectus was made available by Circle as required by this Agreement prior to the confirmation) in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in such final prospectus (or such final prospectus as amended or supplemented).

          (b) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Selling Shareholder, severally and not jointly (except that the obligations of Riverside and its Affiliates hereunder shall be joint and several) agrees to indemnify and hold harmless Circle, its directors and officers and each other Person, if any, who controls Circle within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Circle or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to Circle by such Selling Shareholder for use in connection with such registration and which is contained in any registration statement under which Registrable Securities were registered under the Securities Act at the request of Riverside, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, that no Selling Shareholder shall be required pursuant to this Section 7.7(b) to contribute any amount in excess of the aggregate proceeds to such Selling Shareholder of the Registrable Securities being offered by the Selling Shareholder pursuant to such registration statement.

     (c) Indemnification similar to that specified in the preceding subsections of this Section 7.7 (with appropriate modifications) shall be given by Circle and each Selling Shareholder with respect to any required registration or other qualification of securities under any state securities or "blue sky" law or regulation of any jurisdiction.

     (d) The indemnification required by this Section 7.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (e) If the indemnification provided for in the preceding subsections of this Section 7.7 is unavailable to an indemnified party in respect of any expense, loss, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, damage or liability (i) in such proportion as it appropriate to reflect the relative benefits received by Circle on the one hand and the Selling Shareholder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Circle on the one hand and of the Selling Shareholder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations; provided, that the foregoing contribution agreement shall not inure to the benefit of any indemnified Person if indemnification would be unavailable to such indemnified Person by reason of the proviso contained in the second paragraph of subsection 7.7(a) hereof, and in no event shall the obligation of any indemnifying party to contribute under this subsection (e) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subsection (a) or (b) of this Section 7.7 had been available under the circumstances.

     Circle and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this subsection 7.7(e) were determined by pro rata allocation (even if the Selling Shareholders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subsection 7.7(e), no Selling Shareholder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Selling Shareholder, the net proceeds received by such Shareholder from the sale of Registrable Securities or
(ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Shareholder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.8. Holdback Agreement. Riverside agrees that, if requested by the managing underwriter of any underwritten offering of Securities, neither Riverside nor any of its Subsidiaries shall sell or otherwise Transfer any Securities (except pursuant to a pledge, hypothecation, security interest or other encumbrance) during the 180-day period after the effective date of the first registration statement to become effective after the date of this Agreement, unless such Securities are included in such registration statement pursuant to this Article VII. Circle may issue stop-transfer instructions with respect to any Securities subject to the foregoing restriction until the expiration of such 180-day period.

     7.9 Rule 144. (a) After the IPO, Circle shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Section s 13 and 15(d) of the

Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if Circle is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, Circle will deliver to such holder a written statement as to whether it has complied with such requirements.

          (b) If any Shares are disposed of in accordance with Rule 144 under the Securities Act or otherwise by a holder of Registrable Securities, such holder shall deliver to Circle at or prior to the time of such disposition such documentation as Circle may reasonably request in connection therewith and, in the case of a disposition in accordance with Rule 144, an executed copy of Form 144 required to be filed with the Commission (if required to be filed by Rule
144).

                           ARTICLE VIII

                          Miscellaneous

          8.1. Binding Effect; Assignment. Except as provided in the next sentence of this Section 8.1, this Agreement may not be assigned by any party hereto without the prior written consent of all other parties, but shall inure to the benefit of and be binding upon each party hereto and its successors and permitted assigns (including each Permitted Transferee but excluding Persons who acquire Shares in transactions registered under the Securities Act or exempt from such registration pursuant to Rule 144 promulgated thereunder or any similar rule or registration hereafter adopted by the Commission). The rights of the holders of Registrable Securities under Article VII hereof are personal to AFAC and its Affiliates, except that such rights may be assigned by AFAC and its Affiliates to up to four (4) Permitted Transferees in connection with Transfers of Shares pursuant to Section 6.3(a)(iii), and no Transfer of Securities by any of them to any other Person shall effect any assignment to the transferee of any rights under any such Article.

          8.2. Enforcement Rights. Each party to this Agreement acknowledges and agrees that the agreements set forth herein are fundamental to their willingness to enter into and be bound by this Agreement and the Merger Agreement. Accordingly, each party hereby agrees that any party hereto may institute and maintain any action, suit or proceeding, at equity or in law, against any other party (including any Permitted Transferee or other Shareholder) to enforce, or otherwise act in respect of, the agreements of such other party set forth in this Agreement.

          8.3. Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein, to any and all Securities of Circle or the securities of any successor or assign of Circle (whether by merger, consolidation, sale of all or substantially all of Circle' assets or otherwise) which may be issued in respect of, in exchange for, upon conversion of, or in substitution of, any of the Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, conversion, merger, consolidation or otherwise (any such securities being included within the Shares subject to this Agreement).

          8.4. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          8.5. Modification or Amendment. This Agreement may be modified or amended only by a written instrument duly executed and delivered by each of the parties hereto.

          8.6. Termination. This Agreement shall continue in full force and effect until the first to occur of (a) the termination of the Merger Agreement for any reason whatsoever, (b) the termination of this Agreement pursuant to a writing duly executed and delivered by each of the parties hereto, and (c) the date that is [10] years after the date of this Agreement. Upon any termination of this Agreement, no party hereto shall have any liability or further obligation hereunder to any other party, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to the date of such termination, and except that Sections 4.1, 4.6, 4.9 and 4.10 of this Agreement shall survive any such termination as provided for in Section
4.10 above.

          8.7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          (a) If to Riverside or AFAC, to Riverside or AFAC as the case may be, at:

                    c/o Kenneth M. Kirschner, Esquire
                    One Independent Drive, Suite 2000
                    Jacksonville, FL 32202

          With a copy to:

                    Kirschner, Main, Petrie, Graham, Tanner & Demont Professional Association
                    One Independent Drive, Suite 2000
                    Jacksonville, FL 32202

                    Facsimile: (904) 358-2199

                    Attention: Barry C. Averitt, Esquire

          (b) If to Circle, to:

                    Circle Investors, Inc.
                    251 N. Illinois Street, Suite 1680
                    Indianapolis, IN 46204

                    Facsimile: (317) 237-3371

                    Attention: R. Matthew Neff, President

          With a copy to:

                    Baker & Daniels
                    300 North Meridian Street, Suite 2700
                    Indianapolis, IN 46204-1782

                    Facsimile: (317) 237-1000

                    Attention: J. Jeffrey Brown, Esquire

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

          8.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to the conflicts of laws principles thereof.

          8.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of each of Circle, Riverside and AFAC as of the date first written above.

                                   CIRCLE INVESTORS, INC.

                                   By
                                     -----------------------------
                                     Name:
                                     Title:



                                   RIVERSIDE GROUP, INC.

                                   By /s/ KENNETH M. KIRSCHNER
                                     -----------------------------
                                     Name: Kenneth M. Kirschner
                                     Title: Vice Chairman

                                   AMERICAN FINANCIAL ACQUISITION CORPORATION

                                   By /s/ KENNETH M. KIRSCHNER
                                     -----------------------------
                                     Name: Kenneth M. Kirschner
                                     Title:

                                   EXHIBIT K

                           Section 338 Tax Allocation

        The tax allocation shall be prepared in accordance with the Internal Revenue Code and regulations promulgated thereunder, and subject to that, as otherwise mutually agreed by the Parties.